UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Meritage Homes Corporation
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Dear Fellow Stockholders:
You are cordially invited to join us for our 2018 annual meeting of stockholders, which will be held on May 17, 2018, at 8:30 a.m. local time at our corporate office at 8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona, 85260. Holders of record of our common stock as of March 21, 2018 are entitled to notice of, and to vote at, the 2018 annual meeting.
The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting. We may also report on matters of current interest to our stockholders at that meeting.
We are pleased to be furnishing these materials to our stockholders via the Internet. We believe this approach provides you with the information that you need while expediting your receipt of these materials, lowering our costs of delivery, and reducing the environmental impact of our annual meeting. If you would like us to send you printed copies of our proxy statement and accompanying materials, we will be happy to do so at no charge upon your request. For more information, please refer to the Notice of Internet Availability of Proxy Materials that we previously mailed to you on or about April 2, 2018.
You are welcome to attend the meeting. However, even if you plan to attend, please vote your shares promptly and prior to the meeting to ensure they are represented at the meeting. You may submit your proxy by Internet or telephone, as described in the following materials, or, if you request printed copies of these materials, by completing and signing the proxy or voting instruction card enclosed therein and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy, you may do so automatically by voting in person at the meeting.
If your shares are held in the name of a broker, bank, trust or other nominee, you may be asked for proof of ownership of these shares to be admitted to the meeting.
We thank you for your support.
Sincerely,
Steven J. Hilton
Chairman and Chief Executive Officer

8800 East Raintree Drive • Suite 300 • Scottsdale, Arizona • 85260 • Phone 480-515-8100
Listed on the New York Stock Exchange — MTH

Notice of Annual Meeting of Stockholders
Date: May 17, 2018
Time: 8:30 a.m. local time
Meritage Homes Corporation
8800 East Raintree Drive, Suite 300
Scottsdale, Arizona 85260
To Our Stockholders:
You are invited to attend the Meritage Homes Corporation 2018 annual meeting of stockholders at which we will conduct the following business:

1	Election of five Class I directors, each to hold office until our 2020 annual meeting,

2	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year,

3	Advisory vote to approve compensation of our Named Executive Officers ("Say on Pay"),

4	Approval of our 2018 Stock Incentive Plan, and

5	The conduct of any other business that may properly come before the meeting or any adjournment or postponement thereof.
These items are more fully described in the accompanying proxy. Only stockholders of record at the close of business on March 21, 2018 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE FOLLOWING MATERIALS. YOU MAY VOTE YOUR SHARES AND SUBMIT A PROXY BY USING THE INTERNET, REGULAR MAIL OR TELEPHONE AS DESCRIBED HEREIN OR ON YOUR PROXY OR VOTING INSTRUCTION CARD.

By Order of the Board of Directors

C. Timothy White, Secretary
Scottsdale, Arizona
March 26, 2018
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2018:
THIS PROXY STATEMENT AND MERITAGE’S 2017 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT INVESTORS.MERITAGEHOMES.COM. ADDITIONALLY, AND IN ACCORDANCE WITH SEC RULES, YOU MAY ACCESS THESE MATERIALS ON THE COOKIES-FREE WEBSITE INDICATED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THAT YOU HAVE RECEIVED.

TABLE OF CONTENTS

1 MERITAGE HOMES | 2018 Proxy Statement

PROXY SUMMARY

MERITAGE HOMES CORPORATION
8800 EAST RAINTREE DRIVE
SUITE 300
SCOTTSDALE, ARIZONA 85260
(480) 515-8100
www.meritagehomes.com
Proxy Summary
This summary highlights selected information contained elsewhere in this proxy statement and is not intended to contain all of the information that you should consider. Please read the entire proxy statement carefully before voting.

General Information
Proxy Statement Purpose
The Board of Directors of Meritage Homes Corporation (“Meritage” or the “Company”) is furnishing this Proxy Statement to solicit your proxy for our 2018 Annual Meeting of Stockholders. This Proxy Statement contains information to help you decide how you want your shares to be voted. To understand the proposals fully, you should carefully read this entire proxy statement and the other proxy materials identified in the Notice of Internet Availability of Proxy Materials ("the Notice"). This proxy statement will be available on the Internet, and the Notice will be mailed to stockholders beginning on or about April 2, 2018.
Date, Time and Place of Meeting
The annual meeting will be held on Thursday, May 17, 2018, at 8:30 a.m. local time at our corporate office at 8800 East Raintree Drive, Suite 300, Scottsdale, Arizona, 85260. If you require directions to the annual meeting, please call (480) 515-8100.
Who Can Vote
Stockholders who hold shares of our common stock at the close of business on March 21, 2018, the record date, will be entitled to one vote for each share held regarding each of the matters proposed in this proxy statement. Only holders of record of common stock at the close of business on the record date will be permitted to vote at the meeting, either in person or by valid proxy. On the record date, there were 40,630,066 shares of Meritage common stock outstanding. The common stock is our only outstanding class of voting securities.
Voting Information
You can vote in person at the annual meeting or submit a proxy to have your shares represented without attending the annual meeting. The shares represented by a properly executed proxy will be voted as you direct. To submit a proxy, you must follow the instructions provided in this proxy statement and in the Notice. You may submit your proxy via the Internet, regular mail, or by calling the telephone number provided in the Notice, and you will be asked to enter your 11- or 12-digit control number. If you request a printed copy of these materials, you may also fill out and sign the proxy or voting instruction card enclosed therein and return it by mail in the envelope provided.
If you submit a signed proxy but do not indicate any voting instructions, your shares will be voted FOR the election as directors of the nominees named in this proxy statement, FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2018, FOR the advisory vote to approve the compensation of our named executive officers, and FOR the adoption of our 2018 Stock Incentive Plan.
You can revoke your proxy any time before it is voted by written notice delivered to the Company’s Secretary, by timely delivery of a later signed proxy (including via the Internet, regular mail, or telephone), or by voting in person at the annual meeting. Attendance at the meeting alone is not sufficient to revoke your proxy. You must also vote your shares to revoke your proxy.

MERITAGE HOMES | 2018 Proxy Statement 2

PROXY SUMMARY

Holders of Record
If your shares are registered directly in your name with our transfer agent, you are considered the “holder of record” of those shares. If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder regarding how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.
Record Holders and Beneficial Owners
As the holder of record or beneficial owner of shares, you are invited to attend the annual meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder that holds your shares. Rules of the New York Stock Exchange (the “NYSE”) determine whether proposals presented at stockholder meetings are “routine” or “non-routine.” If a proposal is routine, a broker or other entity holding shares for a beneficial owner in street name may vote on the proposal if you do not provide voting instructions. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide instructions. If you are a beneficial owner and do not give instructions to your record holder prior to the meeting, the record holder will be entitled to vote your shares in its discretion only on Proposal 2 (Ratification of Independent Registered Public Accounting Firm) and will not be able to vote your shares on Proposal 1 (Election of Directors), Proposal 3 (Advisory Vote to Approve Compensation of our Named Executive Officers), or Proposal 4 (Approval of our 2018 Stock Incentive Plan) and your shares will be treated as a “broker non-vote” on those proposals.
Quorum
The presence in person or by proxy of stockholders representing a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum exists.

The Proposals

The following four proposals will be considered at the Annual Meeting:
Proposal		Board Vote Recommendation	Page Number
1	Election of Directors	FOR Each Director	6
2	Ratification of Independent Registered Public Accounting Firm	FOR	7
3	Advisory Vote to Approve Compensation of our Named Executive Officers	FOR	8
4	Adoption of our 2018 Stock Incentive Plan	FOR	10

PROPOSAL 1
Election of Directors
Each Class I director nominee is up for election for a two-year term. Each director nominee is a current director and during 2017 attended at least 75% of the aggregate of all meetings of the Board and of all Board committees on which he sits.

Name	Age	Director Since	Independent	AC	CC	NGC	LC
Raymond Oppel	61	1997	Yes		C		✓
Steven J. Hilton	56	1997	No
Richard T. Burke, Sr.	75	2004	Yes	✓
Dana C. Bradford	53	2009	Yes	✓	✓		✓
Deb Henretta	56	2016	Yes			✓

C	=	Chair	AC	Audit Committee	NGC	Nominating/Governance Committee
✓	=	Member	CC	Executive Compensation Committee	LC	Land Committee

3 MERITAGE HOMES | 2018 Proxy Statement

PROXY SUMMARY

PROPOSAL 2
Ratification of Independent Registered Public Accounting Firm
Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year.

	Summary of Fees
	2017	2016
Audit fees	$1,080,000	$1,151,500
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$1,080,000	$1,151,500

PROPOSAL 3
Advisory Vote to Approve Compensation of our Named Executive Officers
Stockholders will be given the opportunity to vote on an advisory resolution to approve the compensation of our Named Executive Officers (“NEOs”) (commonly referred to as “Say on Pay”).
Our executive compensation program is designed to drive and reward superior corporate performance, both annually and over the long-term. The Board believes the Company’s compensation policies and practices are effective in achieving the Company’s goals of paying for performance and aligning the NEO's long-term interests with those of our stockholders. Compensation elements for our NEOs include:

Type	Form	Terms
Cash	Base Salary	Competitively market-based
Cash	Annual Incentive Compensation	Based on achievement of performance goals
Cash	Discretionary Bonuses	Based on specific individual achievements beyond those of the performance goals included in the annual incentive compensation calculations, subject to approval by Executive Compensation Committee
Equity	Long-term Incentive Awards	Equity awards typically have a three-year service period and performance goals that span over a three-year cumulative period or three one-year periods.
Other	Limited Perquisites	Primarily auto allowance and the reimbursement of certain life and disability (or equivalent) policies for the benefit of NEOs and their families

PROPOSAL 4
Adoption of our 2018 Stock Incentive Plan
Stockholders will be given the opportunity to vote on a proposal to approve the adoption of our 2018 Stock Incentive Plan.

Shares currently available for future awards under our 2006 Stock Incentive Plan (as of March 22, 2018)	597,164
Shares to be authorized under our 2018 Stock Incentive Plan	1,250,000
Total proposed shares to be available, including 2018 Stock Incentive Plan	1,847,164

MERITAGE HOMES | 2018 Proxy Statement 4

PROXY SUMMARY

Other Matters
The management and Board of Directors of the Company know of no other matters to be brought before the meeting. If other matters are properly presented to the stockholders for action at the meeting or any adjournments or postponements thereof, it is the intention of the proxy holders named in this proxy to vote in their discretion on all matters on which the shares of common stock represented by such proxy are entitled to vote. The entire cost of this solicitation of proxies will be borne by the Company, including expenses incurred in connection with preparing, assembling and mailing the Notice. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending the proxy materials to beneficial owners who request paper copies. Certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by mail, telephone, facsimile, email or personally.

Corporate Governance
Meritage operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities and setting high standards for ethical conduct. Our Board of Directors has established the following governance committees:

—	Audit Committee
—	Executive Compensation Committee
—	Nominating/Governance Committee
—	Land Committee
The charter of each of these committees is available on our website, along with our Code of Ethics, Corporate Governance Principles and Practices and Securities Trading Policy. These items are also available in print, free of charge, to any stockholder who requests them by calling us or by writing to us at our principal executive offices at the address listed previously in this proxy statement, Attention: Secretary.

5 MERITAGE HOMES | 2018 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Election of Directors
(Proposal No. 1)
Our Board of Directors currently has nine members. The directors are divided into two classes serving staggered two-year terms. This year, our Class I directors are up for election. The Board, upon the recommendation of the Nominating/Governance Committee, has nominated for re-election Raymond Oppel, Steven J. Hilton, Richard T. Burke, Sr., Dana C. Bradford and Deb Henretta, all of whom are presently serving as Class I directors.
Biographical information for each of our director nominees is set forth beginning on page 21.
All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees will be unable to act as a director. However, should a nominee become unable to serve or should a vacancy on the Board occur before the annual meeting, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, your shares will be voted for the election of the substitute nominee designated by the Board. In the vote on the election of the director nominees, stockholders may vote FOR, AGAINST, or ABSTAIN for each director.
Unless you elect to vote differently by so indicating on your signed proxy, your shares will be voted FOR the Board’s nominees. To be elected a director, a director nominee must receive the affirmative vote of the majority of the votes cast, meaning, that the number of votes cast "for" a director nominee must exceed the number of votes "against" that director nominee. Any nominee for director who is an incumbent director but who is not elected by a majority of the votes cast, and with respect to whom no successor has been elected, will promptly tender his or her offer to resign to the Board of Directors for its consideration. The Nominating/Governance Committee of the Board of Directors will recommend to the Board of Directors whether to accept or reject the resignation offer, or whether other action should be taken. Broker non-votes and abstentions will not count as either votes for or against the nominee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS.

MERITAGE HOMES | 2018 Proxy Statement 6

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of Independent Registered Public Accounting Firm
(Proposal No. 2)
The Board of Directors seeks an indication from stockholders of their approval or disapproval of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2018.
Deloitte & Touche LLP was appointed our auditor in 2004 and no relationship exists other than the usual relationship between auditors and clients.
An affirmative vote of the majority of the votes cast at the annual meeting, at which a quorum is present, is required to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditor. Abstentions will not be counted either for or against this proposal. If the appointment of Deloitte & Touche LLP as auditors for 2018 is not approved by stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment in 2018 will stand, unless the Audit Committee determines there is a reason for making a change. In addition, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

7 MERITAGE HOMES | 2018 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Advisory Vote to Approve Compensation of our Named Executive Officers
(Proposal No. 3)
Stockholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as “Say on Pay”):
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed herein pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

Background on Proposal
In accordance with the Dodd-Frank Act and related SEC rules, stockholders are being given the opportunity to vote at the annual meeting on this advisory resolution regarding the compensation of our NEOs.
At our 2017 Annual Meeting of Stockholders, the Company’s stockholders approved the compensation of our NEOs (on an advisory basis) by approximately 96% of total votes cast. We believe this high approval rating indicated that our stockholders were in agreement with the direction of our Executive Compensation Committee of setting competitive compensation arrangements based on criterion believed to be both in line with the goals of our stockholders and at levels that are reasonable in relation to the Company’s performance and size. In addition, at our 2017 Annual Meeting of Stockholders, the Company's stockholders indicated, on an advisory vote basis, that they preferred that we hold Say on Pay votes on an annual basis (a say on frequency vote is required to be held at least once every six years). This Proposal No. 3 represents this year’s Say on Pay vote.
For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2017, please refer to the Compensation Discussion and Analysis section of this proxy statement. The Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow it, beginning on page 45, provide additional information about the compensation that we paid to our NEOs in 2017. As described in the Compensation Discussion and Analysis, our executive compensation program is designed to drive and reward superior performance both annually and over the long term while simultaneously striving to be externally competitive. During 2017, through the combined efforts of our NEOs, Meritage was successful in generating year-over-year increases in many of our key operating metrics (dollars in thousands):

	2017	2016	% Change
Home Closing Units	7,709	7,355	4.8%
Home Closing Revenue	$3,186,775	$3,003,426	6.1%
Home Order Units	7,957	7,290	9.1%
Home Order Value	$3,296,788	$3,001,503	9.8%
Backlog Units at period end	2,875	2,627	9.4%
Backlog Value at period end	$1,245,771	$1,135,758	9.7%
Pre-Tax Income	$247,519	$218,060	13.5%
Diluted Earnings per Share (1)	$3.41	$3.55	(3.9)%

(1)	Includes a $19.7 million charge related to the revaluation of our deferred tax asset that reflects the impact of a lower corporate tax rate enacted by the Tax Cuts and Jobs Act in December 2017 and effective beginning in 2018.
The Executive Compensation Committee continually evaluates the compensation packages for our NEOs and adjusts them as conditions warrant, including setting performance targets for both cash and equity awards, some of which have been forfeited in cases where targets were not met. Since 2013, the Executive Compensation Committee has engaged an external compensation consultant annually regarding the design of our executive compensation program. The Company over the last several years (inclusive of the most recent updates) has implemented prudent and responsible compensation policies in the stockholders’ interest, some of which include:

•	A substantial portion of compensation is incentive based and is "at-risk", as discussed beginning on page 34.

•	Incentive compensation is balanced between cash and equity awards, as discussed beginning on page 34.

•
The employment agreements for our CEO and our NEOs include a provision for the clawback (or offset) of incentive bonuses to the extent any financial results are misstated as the result of the NEO’s willful misconduct or gross negligence.

MERITAGE HOMES | 2018 Proxy Statement 8

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

•	NEOs must comply with security ownership requirements, as discussed on page 36.

•	Perquisites are limited to auto allowances and reimbursement of certain life and disability or long-term care insurance premiums, and limited other benefits as discussed on page 39.

Effects of Advisory Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board of Directors or the Executive Compensation Committee. However, the Executive Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
An affirmative vote of a majority of the votes cast at the annual meeting, at which a quorum is present, is required to approve this advisory vote. Broker non-votes and abstentions have no effect on the result of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE RESOLUTION SET FORTH ABOVE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

9 MERITAGE HOMES | 2018 Proxy Statement

PROPOSAL 4: ADOPTION OF OUR 2018 STOCK INCENTIVE PLAN

Approval of our 2018 Stock Incentive Plan
(Proposal No. 4)

General
On March 23, 2018, our Board of Directors adopted, subject to stockholder approval, the Meritage Homes Corporation 2018 Stock Incentive Plan (the “2018 Plan”). If approved by our stockholders, the 2018 Plan will become effective as of the date of this annual meeting (“Effective Date”). Except as set forth in Section 5 of the 2018 Plan, the establishment of the 2018 Plan is not intended to have any effect on the 2006 Stock Incentive Plan (the "2006 Plan") or any similar prior plan and the Executive Compensation Committee (the “Compensation Committee”) may continue to make awards under the 2006 Plan and any prior plan, in accordance with their respective plan terms, after the Effective Date.
Some key differences between the 2018 Plan and the 2006 Plan include the following:

•
The total number of shares authorized for issuance under the 2018 Plan is 1,250,000. Based on current grant practices, we believe the 2018 Plan will provide the Compensation Committee with sufficient shares for grants through approximately 2020.

•	Unless sooner terminated, the 2018 Plan carries a 10 year term and will expire on May 17, 2028.

•
The Tax Cuts and Jobs Act of 2017 significantly changed Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) for tax years beginning after December 31, 2017, making certain provisions that have historically appeared in our equity plans superfluous. Although the 2018 Plan still allows the Compensation Committee to grant awards that vest based on the attainment of performance goals, the 2018 Plan generally does not include provisions that are no longer needed in light of the changes to Section 162(m) of the Code.

•	The 2018 Plan clarifies that the full board (rather than the Compensation Committee) is responsible for the administration of the 2018 Plan with respect to non-employee director awards.

•
The 2018 Plan provides that, during any 12 month period, the maximum value of awards made under the 2018 Plan to any non-employee director less any cash fees paid to such individual over the same 12 month period shall not exceed $750,000.

•
The 2018 Plan eliminates the fungible design that appeared in the 2006 Plan whereby stock options and stock appreciation rights reduced the number of shares reserved for grant under the 2006 Plan by one share for each share subject to the option or stock appreciation right and 1.38 shares for each share subject to an award other than a stock option or stock appreciation right.  Under the 2018 Plan, all awards will reduce the share pool on a one-for-one basis.

As of March 22, 2018, the Board of Directors believes the total number of shares of common stock available for awards under the 2006 Plan (outlined in the table below) is inadequate for the equity incentives necessary to recruit, hire and retain the talent required to successfully execute our business plans. As a result, the Board of Directors is asking the stockholders to approve the adoption of the 2018 Plan, resulting in an additional 1,250,000 shares available for grant for future equity incentive awards.

Number of Shares Available For Future Awards Under 2006 Plan (does not include shares being requested under 2018 Plan)	Number of Options and Awards Outstanding	Weighted Average Remaining Term of Outstanding Options and Awards	Shares Awarded Under 2006 Plan
597,164	1,383,122	2.99	4,752,836
In reaching our conclusion as to the total number of shares available for grant under the 2018 Plan, we reviewed key metrics that are typically used to evaluate such requests. Investors typically use a burn rate calculation in order to quantify how quickly a company uses its shareholder capital. Meritage has a three-year burn rate of 3.09%, below the industry cap set by a major proxy advisory firm for our industry (consumer durables and apparel) of 3.80%. This burn rate assumes a 2.5x weighting for restricted stock grants. Our unweighted burn rate is 1.24%. Additionally, investors also look at voting power dilution to assess the effect that shares will have on dilution. As of December 31, 2017, full voting power dilution of all outstanding awards and authorized shares, together with the 1,250,000 requested under the 2018 Plan, would yield an 8.38% dilution for Meritage, which is well below our industry median.

MERITAGE HOMES | 2018 Proxy Statement 10

PROPOSAL 4: ADOPTION OF OUR 2018 STOCK INCENTIVE PLAN

In addition to the responsible approach to equity plan share usage described above, the 2018 Plan includes a number of provisions that the Board of Directors believe are consistent with current best practices and sound governance principles including:

•	A prohibition on liberal share counting/share recycling.

•	A prohibition on the repricing of stock options and stock appreciation rights without shareholder approval.

•	A prohibition on the grant of stock options and stock appreciation rights with discounted exercise prices.

•	The 2018 Plan does not contain a liberal definition of change of control.

•	Requires, as a general rule, that no portion of any award will vest prior to the 12-month anniversary of the date of grant.

•
A prohibition on the payment of dividend equivalents for any dividend equivalent granted in connection with any award that vests based on the achievement of performance goals, unless and until the underlying award vests or is earned by satisfaction of the applicable performance goals.

•
The 2018 Plan includes a non-employee director sublimit that limits the maximum value of awards and cash compensation that may be granted to any one non-employee director during any one 12 month period.

•	The 2018 Plan does not include an “evergreen” or similar provision that provides for automatic share replenishment.

•	The 2018 Plan provides that every award issued under the 2018 Plan will be subject to potential clawback or recapture to the fullest extent required by law or Company policy.
Certain material features of the 2018 Plan are discussed below, however the description is subject to, and qualified by the full text of the of the 2018 Plan attached as Appendix A. The closing price for our common stock on March 22, 2018, as reported on the NYSE, was $45.20 per share. If the 2018 Plan is approved, we anticipate filing a Form S-8 registration statement with the SEC shortly after the annual meeting to register the shares authorized for issuance under the 2018 Plan.

Administration
The 2018 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret and administer the 2018 Plan in order to carry out the purposes of the 2018 Plan. The Compensation Committee has the authority to determine those persons eligible to receive awards, the number of shares subject to an award and to establish and interpret the terms and conditions of any awards. The Compensation Committee may also make exceptions to the provisions of any awards. All determinations of the Compensation Committee are final and binding. In the case of awards made to non-employee directors, the Board, and not the Compensation Committee, shall administer the 2018 Plan.

Eligibility

Awards may be made to any officer, employee or executive of the Company, as well as to non-employee directors and consultants or advisors to the Company. Prospective non-employee directors and employees may also be granted awards but no portion of such awards shall vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company. As of December 31, 2017, there were eight non-employee directors and approximately 1,600 officers, employees and non-employee consultants of the Company and its subsidiaries eligible to participate in the 2018 Plan.

Shares Subject to Plan; Individual Sublimits

The total number of shares of stock available for grant under the 2018 Plan is 1,250,000, plus the number of shares of stock that were authorized but unissued under the 2006 Plan and all Prior Plans as of May 13, 2019. The total number of shares available will be reduced by one share for each share issued. If any award granted under the 2018 Plan terminates, expires, or lapses for any reason, or is paid in cash, any stock subject to or surrendered for such award will again be stock available for the grant of an award under the 2018 Plan. The exercise of a stock-settled SAR, or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of stock available for grant under the 2018 Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock

11 MERITAGE HOMES | 2018 Proxy Statement

PROPOSAL 4: ADOPTION OF OUR 2018 STOCK INCENTIVE PLAN

tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not again become available for use under the 2018 Plan.
The maximum number of shares of stock subject to incentive stock options under the 2018 Plan is 1,250,000.The maximum number of shares of stock that may be granted to any one participant during any 12-month period with respect to one or more awards is 200,000. The maximum value of awards granted to any one participant who is a non-employee director during any 12-month period is $750,000 less any retainer fees, lead director fees, meeting fees or other fees paid to such individual as compensation for their Board service during such 12-month period.

Type of Awards

The Plan allows for grants of stock options, stock appreciation rights, restricted stock, performance shares, and restricted stock units (each, an “Award”), whether granted alone or in combination, pursuant to which shares of common stock, cash or a combination thereof may be delivered to the Award recipient.

Options. An option is the right to purchase shares of common stock at a future date at a specified exercise price. The Compensation Committee may grant both nonqualified stock options and incentive stock options under the Plan. The per share exercise price will be determined by the Compensation Committee but must be at least equal to the fair market value of the underlying shares of common stock on the date of grant. The Compensation Committee determines the date after which options may be exercised in whole or in part and the expiration date of each option, which cannot be more than 10 years from the date of grant. However, in the case of an incentive stock option granted to a participant who holds more than 10% of the voting power of the Company, the exercise price must be at least 110% of the fair market value of the underlying shares of common stock on the date of grant and the expiration date cannot be more than five years from the date of grant. The exercise price of an option may be paid in shares of common stock, cash or a combination thereof, as determined by the Compensation Committee, including an irrevocable commitment by a broker to pay the exercise price from the proceeds of a sale of shares issuable under the option, the delivery of previously owned shares or withholding of shares deliverable upon exercise. Options cannot, without stockholder approval, be repriced, cancelled and regranted at a lower exercise price, or repurchased for cash, other than in connection with a change in the Company’s capitalization. As a general rule, if a participant incurs a termination of employment on account of disability or death before an option lapses, except as may be provided in a participant's employment agreement, the option shall lapse, unless it is previously exercised, on the earlier of: (i) the scheduled termination date of the option; or (ii) 12 months after the date of the participant’s termination of employment on account of death or disability.

Stock Appreciation Rights. A stock appreciation right is a right to receive the appreciation in value of one share of common stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of stock on the date of exercise over (ii) the base value fixed by the Compensation Committee on the date of grant, which may not be less than the fair market value of a share of stock on the date of grant. Payment for SARs shall be made in cash, stock, or a combination thereof. The Compensation Committee determines the date after which options may be exercised in whole or in part and the expiration date of each option, which cannot be more than 10 years from the date of grant. Stock appreciation rights cannot, without stockholder approval, be repriced, cancelled and regranted at a lower exercise price, or repurchased for cash, other than in connection with a change in the Company’s capitalization.

Restricted Stock Awards. Awards of shares of stock may be granted under the Plan, although the shares are generally subject to a risk of forfeiture or to other conditions or restrictions for specified periods of time. The Compensation Committee does not typically issue a stock certificate representing a restricted stock award until the restrictions applicable to all or part of the award have lapsed, and the Compensation Committee has discretion to waive in whole or in part restrictions or forfeiture conditions relating to the restricted stock award.

Performance Share Awards. Performance share awards are rights to receive, cash, shares of common stock or a combination thereof, an amount equal to the value of common stock if certain performance goals are attained.

Restricted Stock Units. A restricted stock unit is a right to receive a specified number of shares of common stock in the future, at no monetary cost to the participant, the payment of which is subject to certain restrictions and the risk of forfeiture as determined by the Compensation Committee.

MERITAGE HOMES | 2018 Proxy Statement 12

PROPOSAL 4: ADOPTION OF OUR 2018 STOCK INCENTIVE PLAN

Treatment of Awards Upon Termination of Employment and Change of Control
The 2018 Plan provides that, except as may otherwise be provided in an award agreement or other written document, such as an employment agreement or a change of control agreement, if a change of control occurs and Awards are converted, assumed, or replaced by a successor, the Compensation Committee has the discretion to cause all outstanding Awards to become fully exercisable and all restrictions on outstanding Awards to lapse. If a change of control occurs and the Awards are not converted, assumed, or replaced by a successor, all outstanding Awards shall automatically become fully exercisable and all restrictions on outstanding Awards shall lapse. The 2018 Plan also permits an award agreement to provide accelerated vesting upon death, disability, change of control, retirement, termination for good reason or termination by the Company without cause.

Amendment to or Termination of The 2018 Plan
The Compensation Committee, with the Board’s approval, may amend, alter or discontinue the 2018 Plan. However, other than in connection with a change in the Company’s capitalization, no amendment may be made without stockholder approval if such amendment would:

•	increase the maximum number of shares of common stock for which Awards may be granted under the 2018 Plan;

•
permit the Compensation Committee to grant options or stock appreciation rights with an exercise price or base value that is below the fair market value of a share of common stock on the date of grant;

•	permit the Compensation Committee to extend the exercise period for an option or stock appreciation right beyond 10 years from the date of grant;

•	permit the Compensation Committee to reprice or reduce the exercise price or base value of previously-granted options or stock appreciation right;

•	expand the types of awards available for grant under the 2018 Plan;

•	expand the class of individuals eligible to participate under the 2018 Plan; or

•	require stockholder approval under any laws, regulation or stock exchange rule.

Minimum Vesting Requirement
The 2018 Plan imposes a minimum vesting requirement on Awards such that no portion of any Award shall vest prior to the 12-month anniversary of the date of grant. This minimum vesting requirement does not apply to 5% of the total number of shares reserved for grant under the 2018 Plan. Notwithstanding the foregoing, the Committee may include provisions calling for the accelerated vesting of an Award upon a change of control, death, disability, retirement, voluntary termination for good reason, or termination by the Company without cause.

Non-transferability
Unless otherwise determined by the Compensation Committee, no award granted under the 2018 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Subject to the requirements set forth in the 2018 Plan, the Compensation Committee may permit the transfer of Awards to family members.

Clawback
Every award granted under the 2018 Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the NYSE pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

13 MERITAGE HOMES | 2018 Proxy Statement

PROPOSAL 4: ADOPTION OF OUR 2018 STOCK INCENTIVE PLAN

Tax Withholding
The Company shall have the power to withhold, or require a participant to remit to the Company, up to the maximum amount necessary, in the applicable jurisdiction, to satisfy federal, state, and local withholding tax requirements on any Award under the 2018 Plan. To the extent that alternative methods of withholding are available under applicable laws, the Compensation Committee will have the power to choose among such methods including through the mandatory or elective sale of shares of common stock, by electing to have the Company withhold a portion of the shares that would otherwise be issued upon exercise of an Award or by tendering shares already owned by the participant.

Duration of The Plan

The Plan by its terms terminates on May 17, 2028.

Material U.S. Federal Tax Consequences
The following is only a summary of the material consequences of U.S. federal income taxation to the participant and the Company with respect to the grant and exercise of options under the Plan, provided in accordance with the requirements in Proxy Item 10(b)(2). The summary is not complete, does not discuss the income tax laws of any state or foreign country in which a participant may reside, and is subject to change. Participants in the Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in and receiving options under the Plan.
Nonqualified Stock Options and Stock Appreciation Rights. Generally, a participant will not recognize income upon the grant of a nonqualified stock option or a stock appreciation right; instead, the holder of a nonqualified stock option or a stock appreciation right will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the exercise price. On a subsequent sale of the shares of common stock received upon exercise, the difference between the net proceeds of sale and the fair market value of the shares on the date of exercise will generally be taxed as capital gain or loss (long-term or short-term, depending on the holding period).
Incentive Stock Options. A participant will not recognize income upon the grant of an incentive stock option. In addition, a participant will not recognize income upon the exercise of an incentive stock option if the participant satisfied certain employment and holding period requirements. To satisfy the employment requirement, a participant must exercise the option not later than three months after he or she ceases to be an employee of the Company or any of its subsidiaries (or later than one year if he or she is disabled), unless he or she has died. To satisfy the holding period requirement, a participant must hold the stock acquired upon exercise of the incentive stock option more than two years from the date of grant of the stock option and more than one year after the transfer of the shares of common stock to him or her. If these requirements are satisfied the participant will on the sale of such stock be taxed on any gain, measured by the difference between the option exercise price and the net proceeds of sale, generally at long-term capital gains rates.
If shares of common stock acquired upon the timely exercise of an incentive stock option are sold, exchanged, or otherwise disposed of without satisfying the holding period requirements, the participant will, in the usual case, recognize (i) capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise; (ii) ordinary income in an amount equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the option exercise price of the option; and (iii) capital loss equal to the excess, if any, of the option exercise price over the sales price.
Individuals are subject to an “alternative minimum tax” based upon an expanded tax base to the extent such tax exceeds the regular tax liability. The amount by which the fair market value of the shares acquired upon exercise of an incentive stock option exceeds the exercise price will be included as a positive adjustment in the calculation of the employee’s “alternative minimum taxable income” in the year of exercise. The “alternative minimum tax” imposed on individual taxpayers is generally equal to the amount by which a specified percentage of the individual’s alternative minimum taxable income (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.
Stock options otherwise qualifying as incentive stock options will be treated as nonqualified stock options to the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all of the Company’s plans) exceeds $100,000 based on the fair market value of the stock at the date of grant.

MERITAGE HOMES | 2018 Proxy Statement 14

PROPOSAL 4: ADOPTION OF OUR 2018 STOCK INCENTIVE PLAN

If certain awards fail to comply with Internal Revenue Code Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee. The Company intends (but cannot and does not guarantee) that awards granted under the Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the Plan in such a manner. Subject to the $1 million dollar deduction limit imposed by Section 162(m) of the Code, the Company will generally be entitled to a tax deduction corresponding in amount and time to the participant’s recognition of ordinary income in the circumstances described above, provided, among other things, that such deduction meets the test of reasonableness and is an ordinary and necessary business expense. However, in connection with a change in control of the Company and depending upon the terms and conditions of Awards granted under the Plan and upon the individual circumstances of the participants, certain amounts with respect to Awards granted under the Plan may constitute “excess parachute payments” under the “golden parachute” provisions of Section 280G of the Code. Under these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payment” and the Company will be denied any deduction with respect to such payment.

Plan Benefits

The issuance of any awards under the Plan will be the discretion of the Executive Compensation Committee. Therefore, except as set forth in footnote (1) below, it is not possible to determine the amount or form of any other awards that will be granted to any individual in the future. The following table sets forth the number of shares granted as equity incentive awards during 2017 under the 2006 Plan to (i) all our named executive officers, individually and as a group; (ii) all current directors and director nominees who are not executive officers, individually and as a group; and (iii) all employees, including all current officers who are not executive officers, as a group.

Individual or Group Name	Number of Shares Subject to Options and Non- Vested Shares Granted (1)	Weighted Average Exercise Price per Share (2)
Executive Officers
Steven J. Hilton	58,652
Hilla Sferruzza	23,094
C. Timothy White	24,926
Phillippe Lord	36,656
Javier Feliciano	10,792
Executive Officer Group (five persons)	154,120
Non-Executive Director Group
Robert G. Sarver	5,000
Raymond Oppel	5,000
Peter L. Ax	5,000
Richard T. Burke, Sr.	5,000
Gerald W. Haddock	5,000
Dana Bradford	5,000
Michael R. Odell	5,000
Deb Henretta (3)	15,000
Non-Executive Director Group (eight persons)	50,000
Non-Executive Officer Employee Group (about 160 persons)	380,575

(1)
Balance includes performance share awards granted (at target levels) to our NEO’s including those where the performance criteria have not yet been achieved. Does not include shares granted in the first quarter of 2018. In 2018, Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord, and Feliciano were granted 22,124, 12,722, 9,403, 21,571, and 4,702 performance shares (at target levels), respectively, and an equal number of single-metric performance-based awards, respectively. In addition, Mr. Hilton received an incremental grant of 16,593 single-metric performance-based awards and an equal number of service-based restricted stock units. Also during 2018, each non-Executive Director received a total grant of 5,000 restricted shares, and the non-executive employee group received grants aggregating 289,571 restricted shares.

(2)	Weighted average exercise price per share is not applicable as no options were granted in 2017.

(3)	Ms. Henretta was appointed to the Board of Directors on March 7, 2016 and accordingly received a catch-up stock award in 2017, which has a three-year ratable vesting period.

15 MERITAGE HOMES | 2018 Proxy Statement

PROPOSAL 4: ADOPTION OF OUR 2018 STOCK INCENTIVE PLAN

The affirmative vote of a majority of the votes cast on the proposal is required for approval of the Plan. For purposes of the vote to approve our 2018 Stock Incentive Plan, abstentions will have the same effect as votes against the proposal. Broker non-votes will not have any effect on the result of the vote.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPANY'S 2018 STOCK INCENTIVE PLAN.

MERITAGE HOMES | 2018 Proxy Statement 16

SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Security Ownership by Management and Principal Stockholders
Management. The following table summarizes, as of March 21, 2018, the number and percentage of outstanding shares of our common stock beneficially owned by the following:

•	each Meritage director and nominee for director;

•	each executive officer named in the summary compensation table; and

•	all Meritage directors and executive officers as a group.

Name Of Beneficial Owner (1)	Position With The Company	Number Of Shares Owned		Right To Acquire By May 20, 2018		Total Shares Beneficially Owned (2)	Percent Of Outstanding Shares (3)
Steven J. Hilton	Director, Chairman and CEO	1,637,868	(4)	—		1,637,868	4.0%
Robert G. Sarver	Director	200,659	(5)	—		200,659	*
Raymond Oppel	Director	65,000		—		65,000	*
Peter L. Ax	Director	42,500		—		42,500	*
Richard T. Burke, Sr.	Director	67,500		—		67,500	*
Gerald Haddock	Director	59,500	(6)	—		59,500	*
Dana Bradford	Director	53,000		—		53,000	*
Michael R. Odell	Director	34,000		—		34,000	*
Deb Henretta	Director	9,167		—		9,167	*
Hilla Sferruzza	Executive Vice President and Chief Financial Officer	15,925		—		15,925	*
C. Timothy White	Executive Vice President, General Counsel and Secretary	44,539	(7)	—		44,539	*
Phillippe Lord	Executive Vice President and Chief Operating Officer	6,040		11,197	(8)	17,237	*
Javier Feliciano	Executive Vice President and Chief Human Resources Officer	4,651		—		4,651	*
All current directors and executive officers as a group (13 persons)		2,240,349		11,197		2,251,546	5.5%
*    Less than 1%.

(1)	The address for our directors and executive officers is c/o Meritage Homes Corporation, 8800 East Raintree Drive, Suite 300, Scottsdale, Arizona 85260.

(2)
The amounts shown include the shares of common stock actually owned as of March 21, 2018, and the shares that the person or group had the right to acquire within 60 days of that date. The number of shares includes shares of common stock owned by other related individuals and entities over whose shares of common stock such person has custody, voting control or the power of disposition. As of March 21, 2018, there were no outstanding options for any of our NEOs or Board members as we no longer award stock options as part of equity compensation program.

(3)	Based on 40,630,066 shares outstanding as of March 21, 2018.

(4)
Shares are held by family trusts. As of March 21, 2018, Mr. Hilton had 900,000 shares pledged to a third-party lending institution, 350,000 of which are securing loans. Our pledging policy is discussed on page 28 of this proxy statement.

(5)
Shares are held by family trusts (6,000 shares Penny Sarver—wife; 2,000 shares Penny Sarver FBO Max Sarver—minor son; 8,170 shares Robert Sarver—trustee of Eva Lauren Hilton Trust; 8,170 shares Robert Sarver—trustee of Shari Rachel Hilton Trust; 176,319 shares Robert Sarver—trustee of Robert Sarver Trust). Mr. Sarver has expressly disclaimed any beneficial ownership of the shares held by the trusts for the benefit of Mr. Hilton’s children (Eva Lauren Hilton Trust and Shari Rachel Hilton trust). Mr. Sarver had 119,819 shares pledged to a third-party lending institution as of March 21, 2018. None of these shares secured loans in 2017. Our pledging policy is discussed on page 28 of this proxy statement.

(6)
Includes 15,000 shares held by charities on which Mr. Haddock serves as a board member and has authority to make investment decisions on behalf of. These holdings are with The Haddock Center (10,000 shares), and the Haddock Foundation (5,000 shares). Mr. Haddock has expressly disclaimed beneficial ownership of these shares.

(7)	15,446 shares are held by a family trust.

(8)	Includes 4,001 performance-based shares and 7,196 restricted stock units vesting on March 31,2018.

17 MERITAGE HOMES | 2018 Proxy Statement

SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Certain Other Beneficial Owners. Based on filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of March 21, 2018, the only other known beneficial owners of more than 5% of Meritage common stock are shown in the following table:

		Shares Beneficially Owned
Name of Other Beneficial Owners	Address Of Beneficial Owner	Number	Percent
BlackRock, Inc. (1)	55 East 52nd Street, New York, NY 10055	5,593,226	13.9%
FMR, LLC (2)	245 Summer Street, Boston, MA 02210	3,663,704	9.1%
The Vanguard Group (3)	100 Vanguard Boulevard, Malvern, PA 19355	3,426,070	8.5%
Dimensional Fund Advisors, LP (4)	6300 Bee Cave Road, Austin, TX 78746	3,364,977	8.3%
Earnest Partners, LLC (5)	1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309	2,080,250	5.2%

(1)
Based solely on a Schedule 13G/A filed with the SEC on January 19, 2018, BlackRock, Inc. and certain affiliated entities have sole voting power with respect to 5,503,561 shares and sole dispositive power with respect to 5,593,226 shares

(2)	Based solely on a Schedule 13G/A filed with the SEC on January 10, 2018, FMR, LLC has sole dispositive power with respect to 3,663,704 shares.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018, The Vanguard Group has sole voting power with respect to 43,682 shares, shared voting power with respect to 4,872 shares, sole dispositive power with respect to 3,380,312 shares and shared dispositive power with respect to 45,758 shares.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018, Dimensional Fund Advisors, LP has sole voting power with respect to 3,242,235 shares and sole dispositive power with respect to 3,364,977 shares.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018, Earnest Partners, LLC has sole voting power with respect to 515,766, shared voting power with respect to 137,223 shares and sole dispositive power with respect to 2,080,250 shares.

For each of the reporting owners set forth above, the beneficially owned shares are held in various individual funds owned or managed by the reporting owners, but none of the individual funds managed by the reporting owners above hold more than 5% of the Company stock.

MERITAGE HOMES | 2018 Proxy Statement 18

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance and Board Matters

Role of the Board of Directors
The Board of Directors (“the Board”) is elected by the stockholders to oversee the stockholders’ interests in the operation and overall success of our business. The Board serves as our ultimate decision-making body, except for those matters that require a vote of our stockholders. The Board selects and oversees the members of senior management who are charged by the Board with conducting our business. We have established and operate in accordance with a comprehensive plan of corporate governance that defines and sets ethical standards for the conduct of our directors, officers and employees. This plan provides an important framework within which the Board can pursue our strategic objectives and ensure long-term stockholder value.

Corporate Governance Principles and Practices
We have adopted Corporate Governance Principles and Practices that define the key elements of our corporate governance framework and philosophy, including:

•	director qualifications,

•	independence criteria,

•	director responsibilities,

•	committee responsibilities and structure,

•	officer and director stock ownership requirements,

•	director resignation policy,

•	director access to officers and employees,

•	our philosophy with respect to director compensation,

•	Board evaluation process,

•	confidentiality requirements,

•	director orientation and continuing education, and

•	our plans with respect to management succession.
Our Corporate Governance Principles and Practices are available on our website at investors.meritagehomes.com and we will provide a printed copy to any stockholder upon request. These principles are reviewed regularly by the Nominating/Governance Committee and changes are made as the Committee deems appropriate.

Director Qualifications and Diversity
Our Board of Directors is comprised of a group of individuals whose previous experience, financial and business acumen, personal ethics and dedication and commitment to our Company allow the Board to complete its key task as the over-seer and governing body of Meritage Homes Corporation. The specific experience and qualifications of each of our Board members are set forth below. The Board is committed to a policy of inclusiveness and diversity. The Board believes members should be comprised of persons with diverse skills, expertise, backgrounds and experiences including, without limitation, the following areas:

•	management or board experience in a wide variety of enterprises and organizations,

•	banking, capital markets and finance,

•	accounting,

•	legal and regulatory,

•	real estate, including homebuilding, commercial and land development,

•	sales and marketing, and

•	operations.
Our bylaws require a customary majority voting standard for the election of directors. In addition, our Corporate Governance Principles and Practices require that any nominee for director who is an incumbent director but who is not elected by the vote required in the bylaws, and with respect to whom no successor has been elected, promptly tender his or her offer to

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

resign to the Board of Directors for its consideration. The Nominating/Governance Committee of the Board of Directors will recommend to the Board of Directors whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that the Board of Directors accept any resignation offer, the Nominating/Governance Committee will be entitled to consider all factors believed relevant by the Nominating/Governance Committee’s members. The Board of Directors will act on the Nominating/Governance Committee’s recommendation within 90 days following certification of the election results and will announce its determination and rationale in a Form 8-K. In deciding whether to accept the resignation offer, the Board of Directors will consider the factors considered by the Nominating/Governance Committee and any additional information and factors that the Board of Directors believes to be relevant. If the Board of Directors accepts a director’s resignation offer pursuant to its process, the Nominating/Governance Committee will recommend to the Board of Directors and the Board of Directors will thereafter determine what action, if any, will be taken with respect to any vacancy created by a resignation. Any director who tenders his or her resignation pursuant to this policy will not participate in the proceedings of either the Nominating/Governance Committee or the Board of Directors with respect to his or her own resignation.
In case of a Board vacancy or if the Board elects to increase its size, determinations regarding the eligibility of director candidates are made by the Nominating/Governance Committee, which considers the candidate’s qualifications as to skills and experience in the context of the needs of the Board of Directors and our stockholders. When seeking new Board candidates, the Nominating/Governance Committee is committed to a policy of inclusiveness and will take reasonable steps to ensure that women and minority candidates are considered for the pool of candidates from which the Board nominees are chosen and will endeavor to include candidates from non-traditional venues.

MERITAGE HOMES | 2018 Proxy Statement 20

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Our Board is comprised of the following members:
Class I Directors

Steven J. Hilton, 56
Mr. Hilton has been the Company’s chairman and Chief Executive Officer since May 2006. Mr. Hilton was the co-chairman and co-Chief Executive Officer of Meritage Homes Corporation from 1996 to May 2006. In 1985, Mr. Hilton co-founded Arizona-based Monterey Homes, the predecessor company to Meritage Homes Corporation. Under Mr. Hilton’s leadership, Monterey became publicly traded in 1996. Mr. Hilton received his Bachelor of Science degree in accounting from the University of Arizona and is a director of Western Alliance Bancorporation (a NYSE listed company), a leading bank holding company based in Phoenix, Arizona.

Mr. Hilton has almost 32 years of real estate experience and is considered an expert and innovator in the homebuilding industry. He is a frequent participant in panels and interviews regarding the industry.

Raymond Oppel, 61
Mr. Oppel has been a director since December 1997. Mr. Oppel is a licensed real estate broker and currently is active as a private investor in real estate development. He was the co-founder, chairman and Chief Executive Officer of The Oppel Jenkins Group, a regional homebuilder in Texas and New Mexico, which was purchased in 1995 by public homebuilder KB Home.

Mr. Oppel has almost 30 years of experience in the homebuilding business. Mr. Oppel possesses extensive knowledge about the real estate industry in general and the homebuilding industry in particular.

Richard T. Burke, Sr., 75
Mr. Burke has been a director since September 2004. Mr. Burke is currently the Chairman of the Board of Directors of UnitedHealth Group, which he founded, took public in 1984 and served as Chief Executive Officer as well. From 1995 until 2001, Mr. Burke was the owner and Chief Executive Officer of the Phoenix Coyotes, a National Hockey League team and has served as a director for a number of other companies, both public and private.

Mr. Burke is a business and civic leader in Phoenix, Arizona, and his experience as the chairman and CEO of a multi-billion dollar public company provides the Board with outstanding corporate governance and financial insight.

Dana C. Bradford, 53
Mr. Bradford has been a director since August 2009. Mr. Bradford is Chairman and Chief Executive Officer of Waitt Brands, a diversified consumer brands company. From 2005 to 2012, Mr. Bradford was the president and managing partner of McCarthy Capital Corporation, a private equity firm. He also serves as a director on the boards of Southwest Value Partners, a San Diego-based real estate company and Customer Service Profiles, an Omaha-based provider of customer satisfaction data and analytics. Mr. Bradford formerly served as chairman of the board of SAFE Boats International, a Seattle-based manufacturer of defense and emergency response boats and Vornado Air, a Wichita-based consumer brands company and formerly served as a director on the boards of Ballantyne, NRG Media, Guild Mortgage and Gold Circle Films.

Mr. Bradford earned a bachelor’s degree in business administration from the University of Arizona and an MBA from Creighton University. Mr. Bradford brings additional perspective to the Board relating to real estate and corporate finance matters.

Deb Henretta, 56
Ms. Henretta has been a director since March 2016. Ms. Henretta retired from the Proctor & Gamble, Co. ("P&G") in 2015. Throughout her 30 years at P&G, she held various senior positions throughout several sectors, serving as Group President of Global e-Commerce, which included serving as Head of Global Beauty Care; Division President of Global Baby/Toddler & Adult Care; and Division Vice President of Fabric Conditioners and Bleach. She has been a director at Corning, Inc. since 2013, at Nisource Inc. since 2015 and at Staples, Inc. from 2016 to September 2017 when Staples was acquired by Sycamore Partners, a private equity investor. In addition, effective January 1, 2018, Ms. Henretta was appointed a director of Iron Horse Special Purpose Acquisition Company, the successor to Staples, Inc. and an affiliated entity of Sycamore Partners.

Ms. Henretta is a Partner at G100 Companies where she assisted in establishing a New Director Board Excellence Program that includes director education on board oversight, governance including digital transformation and cyber security.

Ms. Henretta graduated summa cum laude from St. Bonaventure University with a BA in communications in 1983. She earned her MA in advertising research and teaching assistantship from Syracuse University Newhouse School of Public Communications in 1985.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Class II Directors

Peter L. Ax, 58
Mr. Ax has been a director since September 2000 and is the Company's lead independent director. He is the Chief Executive Officer of UpscriptHealth, a telemedicine based software platform which allows pharmaceutical manufacturers to sell medications direct-to-consumer. He also remains the managing partner of Phoenix Capital Management, an operationally focused venture capital firm. Mr. Ax is the former chairman and Chief Executive Officer of SpinCycle, Inc., a public reporting consolidator and developer of coin-operated laundromats. Previously, Mr. Ax served as head of the Private Equity Placement Division and senior vice president of Lehman Brothers in New York and has served in various operating roles for enterprises operated by Phoenix Capital Management. Mr. Ax is also on the board of directors of iGo, Inc. (formerly, NASDAQ: IGOI) and serves on the Advisory Board of Directors of Cascadia Capital, a Seattle-based investment banking and merchant banking firm.

Mr. Ax holds an MBA from the Wharton School at the University of Pennsylvania, a J.D. from the University of Arizona, and a B.S.B.A. from the University of Arizona, and has been a certified public accountant. Mr. Ax possesses extensive skills and experience relating to, among other things, capital markets and corporate finance.

Robert G. Sarver, 56
Mr. Sarver has been a director since December 1996. Effective April 1, 2018, Mr. Sarver will become the executive chairman of Western Alliance Bancorporation, transitioning from his previous position as chairman and Chief Executive Officer. Mr. Sarver is also the managing partner of the Phoenix Suns NBA basketball team. From 1995 to 1998, he served as chairman of Grossmont Bank. He was the chairman and Chief Executive Officer of California Bank & Trust from 1998 to 2001. Mr. Sarver earned a bachelor’s degree in business administration from the University of Arizona and has been a certified public accountant.

Mr. Sarver has been active in the real estate industry for more than 30 years and is known nationwide as a leader and expert in banking. He has extensive experience in a wide spectrum of successful real-estate activities, including commercial, residential and development projects.

Gerald Haddock, 70
Mr. Haddock has been a director since January 2005. Mr. Haddock is the founder of Haddock Enterprises, LLC and formerly served as president and Chief Executive Officer of Crescent Real Estate Equities, a diversified real estate investment trust. He is currently a director of ENSCO International, Plc., a leading global offshore oil and gas drilling service company. As a director for ENSCO, he has served as its co-lead director and Chairperson of the Audit Committee and is also a member of the Nominating & Governance Committee. From December 2004 to October 2008, Mr. Haddock served as a Board Member of Cano Petroleum, Inc. He also serves on the board of trustees and is a member of various committees for the Baylor College of Medicine (2011 to 2015), the Executive Investment Committee at Baylor University, the M.D. Anderson Proton Therapy Education and Research Foundation, the CEELI Institute, and the Johnny Unitas Golden Arm Educational Foundation.

Mr. Haddock received his Bachelor of business administration and Juris Doctorate degrees from Baylor University. He also received a Masters of Law in Taxation degree from New York University and an MBA degree from Dallas Baptist University.

Michael R. Odell, 54
Mr. Odell has been a director since December 2011. He is president and Chief Executive Officer of Marubeni Automotive Aftermarket Holdings LLC, a holding company for investments in the automotive aftermarket and also president and Chief Executive Officer of XL Parts LLC, an automotive parts distributor. In 2015 and 2016, he served as president of Eastern Auto Parts Warehouse, an automotive parts distributor. From 2008 through 2014, he served as president, Chief Executive Officer and board member of The Pep Boys - Manny, Moe & Jack, a NYSE-listed Fortune 1000 company and the nation’s leading automotive aftermarket service and retail chain. Mr. Odell joined Pep Boys in 2007 as Chief Operating Officer. Previously, he served as executive vice president and general manager of Sears Retail & Specialty Stores, a $26 billion division of Sears Holdings Corporation.

Mr. Odell started his career as a CPA with Deloitte & Touche LLP. Mr. Odell holds an M.B.A. from Northwestern University's Kellogg School of Management, and a B.S. in Accounting from the University of Denver's Daniels College of Business.  Mr. Odell has deep service, retail and distribution experience, with a broad background in strategic planning, leadership, operations and finance.

MERITAGE HOMES | 2018 Proxy Statement 22

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Director Independence

The Nominating/Governance Committee evaluates and reports to the Board of Directors regarding the independence of each candidate. Consistent with the rules and regulations of the NYSE, at least a majority of the Board of Directors must be independent. No director will be deemed to be independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, shareowner, member, partner or trustee of an organization that has a relationship with the Company. The Board observes all criteria established by the NYSE and other governing laws and regulations. In its review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable and other business relationships the director may have with the Company.
As a result of its review, the Board of Directors has determined that a majority of Meritage’s Board members are independent. Our independent directors are Peter L. Ax, Raymond Oppel, Richard T. Burke, Sr., Gerald Haddock, Dana C. Bradford, Michael R. Odell and Deb Henretta.
In making this determination, the Board of Directors evaluated whether any relationships exist between these individuals and Meritage and determined that no relationship exists between Meritage and any independent director.
Steven J. Hilton is not considered independent because he is employed by the Company.
Prior to 2004, Robert G. Sarver was deemed an independent director. The Nominating/Governance Committee has continually monitored certain relationships between Mr. Sarver and Meritage along with relationships between Mr. Sarver and Mr. Hilton. Mr. Sarver and Mr. Hilton have certain business relationships unrelated to Meritage, including Mr. Sarver serving as trustee of certain of Mr. Hilton’s family trusts. The Nominating/Governance Committee evaluated these relationships and determined that they did not impair Mr. Sarver’s independence because they do not involve Meritage and are insignificant in relation to Mr. Sarver’s net worth. During 2004, Mr. Sarver became the controlling owner of the Phoenix Suns basketball team, in which Mr. Hilton purchased a minority ownership interest. This relationship was closely evaluated by the Nominating/Governance Committee because of its significance to Messrs. Sarver and Hilton. The Nominating/Governance Committee and the Board of Directors believe Mr. Sarver is a valuable member of the Board and that the Company benefits from his extensive business experience. Although Mr. Sarver does not have any material relationship with the Company which under the applicable rules and regulations would deem him not independent, the Nominating/Governance Committee has nevertheless concluded it is at this time in the best interest of Meritage’s stockholders that Mr. Sarver not be deemed an independent director.
The Board has also determined that all committees of the Board, with the exception of Land Committee, should be comprised entirely of independent directors and therefore neither Mr. Hilton nor Mr. Sarver serve on any Board committees.

Board Leadership Structure

Steven J. Hilton, our co-founder and CEO, also serves as a director and the Chairman of the Board. We believe Mr. Hilton’s unique industry experience and continuing involvement in the day-to-day operations of the Company make him highly qualified to serve as our Board’s Chairman. Mr. Hilton co-founded Meritage Homes and is thus intimately familiar with its history, culture and operations. Mr. Hilton possesses in-depth knowledge and expertise in the homebuilding industry as a whole and Meritage Homes in particular and is the Company’s largest non-institutional stockholder. The Board of Directors has concluded that this puts Mr. Hilton in a unique position and makes it compelling for him to serve both as Chairman of the Board and CEO to effectively represent the stockholders’ interest.
Mr. Ax, our Audit Committee Chair, serves as the Board’s lead independent director. Mr. Ax has extensive knowledge of capital markets and corporate finance and has previously served as CEO of a publicly traded corporation. We believe that Mr. Ax’s role as our lead independent director serves as a counterbalance to and complements Mr. Hilton’s position as Board Chairman and provides the appropriate level of independent director oversight. Additionally, our lead independent director collaborates with Mr. Hilton in establishing agendas for Board meetings, presides over all independent director meetings and can call special meetings of the independent directors as he deems necessary to address any matters the lead independent director feels should be addressed by the majority of our directors at any time.

CEO and Management Succession

Under the charter of the Nominating/Governance Committee, it is the role of the Nominating/Governance Committee to review and recommend to the Board of Directors changes as needed to the Company’s Corporate Governance Principles and Practices, including items such as management succession, policies and principles for CEO selection and performance review, and policies regarding succession in the event of an emergency or departure of the CEO. Our Corporate Governance Principles and Practices provide, among other things, that our Executive Compensation Committee is to conduct an annual review of the performance of the CEO.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board of Directors considers management evaluation and CEO succession planning an important responsibility of the Board. Under our Corporate Governance Principles and Practices, the Board of Directors is responsible for approving a succession plan for our CEO and other senior officers. Issues relating to CEO succession planning are addressed regularly (at least annually) by the Board.

Risk Oversight
Our Board of Directors has overall responsibility for the oversight of risk management. As part of this oversight, on a regular basis, our Board of Directors receives reports from various members of management and is actively involved in monitoring and approving key decisions relating to our operations and strategy. Additionally, the management teams at our divisions must obtain approvals from our corporate executive team prior to engaging in certain activities or committing prescribed amounts of the Company’s financial and operational resources. As a result, senior management, who report directly to executive management, cannot authorize transactions that exceed prescribed thresholds that, while they may result in short-term benefits for their divisions, may expose the Company to unwarranted risks. Similarly, our executive management (including our NEOs) cannot engage in certain transactions without approval from our Board of Directors. For example, management must obtain approval from the Board of Directors, acting through the Land Committee, before proceeding with any land acquisition above a pre-established threshold. In addition, our General Counsel regularly reports to the Board of Directors information concerning ongoing litigation and possible legal, regulatory and other risks that might expose the Company to liability or loss. The Board also annually reviews the Company’s insurance programs.
Management operates the business within parameters established by an annual budget that is reviewed and approved by the Board of Directors. At each regular Board meeting, management provides the Board of Directors a status report with respect to the budget and addresses any material variances. We believe our budgeting process provides a useful mechanism for identifying risks and the related rewards and provides a quantitative method for evaluating those risks and rewards. The Board of Directors also provides oversight of risk through its standing committees. For example:

•
Our Audit Committee is responsible for reviewing and analyzing significant financial and operational risks and how management is managing and mitigating such risks through its internal controls and risk management processes. Our VP of Internal Audit reports directly to the Audit Committee and provides routine updates on the progress and findings of the department's on-going internal audit reviews. Our external auditors also have at least quarterly discussions with our Audit Committee, and meet both with and without Company management present, to highlight what they perceive as our key financial risks. Our Audit Committee plays an important role in approving our internal controls monitoring and is regularly engaged in discussions with management regarding business risks, operational risks, transactional risks and financial risks.

•
Our Executive Compensation Committee oversees risks relating to the compensation and incentives provided to our senior executive officers. The Executive Compensation Committee negotiates and approves all of the employment agreements of our NEOs and the Committee approves all grants of equity awards to all of our eligible employees. The Compensation Committee has the sole authority to hire outside compensation advisors and consultants and to determine the terms, scope and fees of such engagements.

•
Only Independent Directors sit on our governance Committees to provide greater Director participation in key policy decisions. Although it is not a requirement that members of our Land Committee are independent, currently all members are independent directors.

The Board and Board Committees

We currently have nine incumbent directors and the following committees:

•	Audit Committee

•	Executive Compensation Committee

•	Nominating/Governance Committee

•	Land Committee
Our Board of Directors typically meets on a quarterly basis, with additional meetings held as required. During 2017, the Board of Directors held four meetings. Throughout 2017, each director attended at least 75% of the aggregate of the Board and committee meetings of which they were a member. Our Land Committee does not have regularly scheduled meetings but rather meets when significant land transactions require the Land Committee’s consideration. Directors are expected to attend our annual meetings of stockholders. All directors attended our 2017 annual meeting held on May 19, 2017.

MERITAGE HOMES | 2018 Proxy Statement 24

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The following table identifies the current members of our Board of Directors and the number of meetings held during 2017:

Board of Directors	Audit Committee	Executive Compensation Committee	Nominating/ Governance Committee	Land Committee
Steven J. Hilton*
Peter L. Ax +	C		✓	✓
Raymond Oppel		C		✓
Richard T. Burke, Sr.	✓
Gerald Haddock			C	✓
Dana Bradford	✓	✓		✓
Michael R. Odell		✓
Robert G. Sarver
Deb Henretta			✓
Number of Meetings	8	7	4	12

*	=	Chairman of the Board
✓	=	Member
C	=	Committee Chair
+	=	Lead Independent Director
Audit Committee
The Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (Exchange Act), and the rules and regulations of the NYSE. The Audit Committee assists the Board of Directors in:

•	fulfilling its oversight of the integrity of our financial statements,

•	overseeing our compliance with legal and regulatory requirements,

•	determining our independent registered public accounting firm’s qualifications and independence,

•	evaluating the performance of our internal audit function and independent registered public accounting firm, and

•	reviewing and approving any related party transaction between the Company and senior executive officers and directors.
The Audit Committee has the sole authority to appoint and replace our independent registered public accounting firm and approves all audit engagement fees and terms of all significant non-audit engagements with the independent registered public accounting firm in accordance with the pre-approval policies set forth in our Audit Committee charter. The Audit Committee has the authority to obtain advice and assistance from, and receives appropriate funding from us for, outside legal, accounting and other advisors as it deems necessary to carry out its duties.
The Audit Committee operates under a written charter established by the Board. The charter is available on our website at investors.meritagehomes.com and we will provide a printed copy to any stockholder upon request. Each member of the Audit Committee meets the independence requirements of the NYSE and the Exchange Act, and is financially literate, knowledgeable and qualified to review our financial statements. In addition, each member of the Audit Committee has accounting or related financial management expertise. The Board of Directors has determined that Peter Ax, the Chair of our Audit Committee and each of our other two directors who serve as audit committee members are independent directors as defined by the NYSE’s listing standards, and each is an “audit committee financial expert.” Information about past business and educational experience of Mr. Ax and other members of the Audit Committee is included in their biographies in this proxy statement under the caption “—Director Qualifications and Diversity —”.
The report of the Audit Committee is included in this proxy statement under the caption “Report of the Audit Committee.”
Executive Compensation Committee
The Board of Directors has established an Executive Compensation Committee (the “Compensation Committee”) in accordance with the NYSE’s rules and regulations. The Compensation Committee regularly reports to the Board of Directors and its responsibilities include:

•	reviewing and approving goals and objectives relative to the compensation of our NEOs, evaluating our NEOs’ performance in light of these goals and approving the compensation of our NEOs,

•	reviewing and incorporating stockholder preferences with respect to compensation agreements with our NEOs,

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

•	overseeing all equity-based award grants,

•	making recommendations to the Board of Directors with regard to non-NEO compensation and equity-based awards, and

•	producing a report on executive compensation to be included in our annual proxy statement.
The Compensation Committee is currently comprised of three members of the Board, each of whom is independent under the independence standards of the NYSE, a “non-employee director” under Section 16 of the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). Generally, the Compensation Committee Chair is in charge of setting the schedule for the Compensation Committee’s meetings as well as the agenda of each meeting.
The Compensation Committee operates under a written charter, which is available on our website at investors.meritagehomes.com. We will provide a printed copy of the charter to any stockholder upon request.
The Compensation Committee has the sole authority to hire outside compensation advisors and consultants and to determine the terms, scope, fees and costs of such engagements. Since 2013, the Compensation Committee has engaged The POE Group ("POE Group") annually to provide an update on current compensation trends and to provide recommendations on the compensation packages of our NEOs.
The Compensation Committee determines executive compensation with respect to our NEOs independent of management. The Compensation Committee approves all grants of equity-based awards. For the NEOs, the number and type of equity award grants are determined or based on an employment agreement between the Company and the NEO, which may be periodically re-negotiated and revised, as approved by the Compensation Committee. For non-NEOs, management is responsible for recommending to the Compensation Committee the persons to receive grants and the nature and size of the proposed award. Because management is responsible for the day-to-day operation of the Company, the Compensation Committee believes that management is in the best position to make this recommendation.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is, or has been, an employee of Meritage or any of its subsidiaries. There are no interlocking relationships between Meritage and other entities that might affect the determination of the compensation of Meritage’s executive officers.
Nominating/Governance Committee
The Board of Directors has established a Nominating/Governance Committee, which directly reports to the Board of Directors and is responsible for:

•	developing director qualifications and determining whether newly elected directors or prospective director candidates meet those qualifications,

•	identifying individuals qualified to become Board members and recommending director nominees for the next annual meeting of stockholders,

•	considering recommendations for director nominations received from stockholders,

•	reviewing and recommending changes as needed to the Company’s Corporate Governance Principles and Practices,

•	addressing such items as management succession, including policies and principles for our CEO selection and performance review and succession in the event of an emergency or departure of the CEO,

•	reviewing the charters of the Compensation Committee, Audit Committee and Nominating/Governance Committee and any other committees,

•	assessing and monitoring, with Board involvement, the Board’s performance,

•	recommending nominees for the Compensation Committee, Audit Committee, Nominating/Governance Committee, and Land Committee, and

•	promoting adherence to a high standard of corporate governance and Company values.
The Nominating/Governance Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms. The Nominating/Governance Committee operates under a written charter, which is available on our website at investors.meritagehomes.com. We will provide a printed copy of the charter to any stockholder upon request. Each member of the Nominating/Governance Committee meets the independence requirements of the NYSE.

MERITAGE HOMES | 2018 Proxy Statement 26

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Land Committee
The Board of Directors has established a Land Committee, which directly reports to the Board of Directors. The Land Committee is responsible for reviewing and approving/denying land acquisition transactions recommended by management in excess of a predetermined monetary threshold. The Committee is intended to function as an additional approval mechanism for executive management’s land acquisition approval policies and procedures.
As of the date of this filing, the Land Committee was comprised of Messrs. Ax, Oppel, Haddock and Bradford. The Land Committee is transactional in nature; accordingly, the frequency of meetings is not pre-determined, and rather meetings only occur when significant land transactions arise that require Land Committee consideration. Currently, no compensation is paid to any director for service on the Land Committee, and there is not a Land Committee chair.
Director Nomination Process
Director Qualifications. The Nominating/Governance Committee will evaluate prospective nominees using the standards and qualifications set forth in our Corporate Governance Principles and Practices and in our criteria for new directors. Prospective nominees must meet these qualification requirements and should have the highest professional and personal ethics and values, as well as broad experience at the policy-making level in business, government, education or public interest. Prospective nominees should be committed to enhancing stockholder value and should have sufficient time to devote to carrying out their duties and to provide insight based upon experience, talent, skill and expertise appropriate for the Board. Each prospective nominee must be willing and able to represent the interests of our stockholders.
Identifying and Evaluating Nominees for Directors. The Nominating/Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors. The Nominating/Governance Committee assesses the current composition of the Board of Directors, the balance of management and independent directors and the need for Audit Committee and other expertise in its evaluation of prospective nominees. In the event that vacancies are anticipated, or otherwise arise, the Nominating/Governance Committee may seek recommendations from current Board members, professional search firms, outside legal, accounting and other advisors, or stockholders in order to locate qualified nominees. The Nominating/Governance Committee also evaluates each candidate in the context of maintaining and creating a diverse Board, as previously discussed. After completing its evaluation, the Nominating/Governance Committee will make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board will determine the nominees after considering such recommendations.
Stockholder Recommendations. The policy of the Nominating/Governance Committee is to consider properly-submitted stockholder recommendations for candidates for membership on the Board of Directors as described below. In evaluating such proposals, the Nominating/Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership qualifications and criteria described below. Any stockholder recommendations proposed for consideration by the Nominating/Governance Committee must include the nominee’s name and qualifications for Board membership and should be submitted to:
Meritage Homes Corporation
8800 East Raintree Drive
Suite 300
Scottsdale, Arizona 85260
Attn:  Secretary
The Secretary will forward all recommendations to the Nominating/Governance Committee.
Stockholder Nominations. Our bylaws also permit stockholders to nominate directors for election at an annual stockholder meeting. For a description of the process for submitting such nominations for consideration at next year’s annual meeting, please see “Stockholder Proposals, Director Nominations and Other Items of Business” on page 59 of this proxy statement.
Proxy Access.  In February 2017, we amended our bylaws to permit an eligible shareholder, or a group of up to 20 shareholders, that has continuously owned at least three percent of the Company’s outstanding shares of common stock for three years to include in the Company’s proxy materials director nominations of up to 20% (rounded to the nearest whole number) of the number of Directors constituting the class up for election at any annual meeting. For a description of the process and deadlines for submitting such nominations for consideration at next year’s annual meeting, please see “Stockholder Proposals, Director Nominations and Other Items of Business” on page 59 of this proxy statement.
Director Orientation and Continuing Education
It is the policy of the Board that all new directors should participate in an orientation program sponsored by the Company. This orientation will be designed to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Ethics, its principal officers, its internal audit function, and its independent auditors. In addition, the Board encourages each director to attend prominent continuing

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

education programs. The Company will pay for the director’s tuition and reasonable and customary travel expenses to attend continuing education programs.
Executive Sessions of Independent Directors
Our Corporate Governance Principles and Practices dictate that the non-management members of the Board of Directors will meet in executive session at least quarterly outside the presence of directors that are employees or officers of the Company. The non-management directors met in executive session four times during 2017. Peter Ax is our Lead Independent Director and presides over these executive session meetings.

Code of Ethics
We are committed to conducting business consistent with the highest ethical and legal standards. The Board of Directors has adopted a Code of Ethics, which is applicable to all employees, including our senior and executive management and our directors. The Code is available on our website at investors.meritagehomes.com and we will provide a print copy to any stockholder upon request.
Meritage Stock Pledging Policy
In February 2013, the Nominating/Governance Committee approved a modification to the Company’s securities trading policy prohibiting all future pledging of the Company’s equity securities by our employees, NEOs and directors. In connection with this policy, the Company adopted a grandfather provision relating to existing pledges. As of the date our modified policy was adopted, only Messrs. Hilton and Sarver had outstanding pledges. Our grandfather provision exempts existing pledges and continuation or replacements thereto; provided, however, that with respect to these existing pledges (or continuations or replacements thereof) the number of shares pledged may not exceed the greater of (i) two-thirds of the total number of Meritage shares beneficially owned by Mr. Hilton or Sarver, as the case may be, or (ii) 200,000 shares. In establishing these grandfather provisions, the Board considered the particular circumstances of Mr. Hilton and Mr. Sarver, the founder of the Company and an original board member, respectively, both of whom have a significant ownership in the Company’s equity securities.
Anti-Hedging Policy
We have a securities trading policy that sets forth guidelines and restrictions on transactions involving our stock, which are applicable to all employees, including our NEOs and directors. Among other things, our policy prohibits all types of hedging transactions, including, but not limited to, purchases of stock on margin, short sales, buying or selling puts or calls and similar transactions involving any derivative securities. If allowed, these types of transactions could enable employees to own Company stock without the full risks and rewards of ownership. When that occurs, employees may no longer have the same objectives as the Company’s other stockholders and therefore such transactions involving Meritage stock are prohibited.

Communications with the Board of Directors
Interested persons may communicate with the Board of Directors by writing to our Lead Independent Director at the address set forth on page 2. The Lead Independent Director will disseminate the information to the rest of the Board at his discretion.

MERITAGE HOMES | 2018 Proxy Statement 28

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis
The following discussion and analysis should be read in conjunction with the “Summary Compensation Table” and related tables that are presented immediately following this discussion.
The purpose of this compensation discussion and analysis (“CD&A”) is to provide information about each material element of compensation that we pay or award to, or that is earned by, our NEOs. For our 2017 fiscal year, our NEOs were:

•	Steven J. Hilton, Chairman and Chief Executive Officer

•	Hilla Sferruzza, Executive Vice President, Chief Financial Officer

•	C. Timothy White, Executive Vice President, General Counsel and Secretary

•	Phillippe Lord, Executive Vice President, Chief Operating Officer

•	Javier Feliciano, Executive Vice President, Chief Human Resources Officer
This CD&A addresses and explains the numerical and related information contained in the summary compensation tables and includes actions regarding executive compensation that occurred during 2017, including the award of bonuses related to 2017 performance, and the adoption of any new, or the modification of any existing, compensation programs, if applicable.

2017 Environment
In 2017 the housing market experienced solid growth as a result of a strong economy and a favorable demand environment, particularly as Millennials have increasingly entered the home buying market. Historically, first-time buyers have made up a significant percentage of homebuyers. That buyer segment had been absent in recent years as Millennials accumulated large amounts of student debt in a stagnant economy and were unable to save for down payments. The economy's improvement along with job growth and these young adults reaching a phase of life where many are now part of a dual income household has made homebuying within reach again. Entry-level product is also attracting the second largest segment of the population, the baby-boomers, who are looking to downsize due to life events.

We remain focused on positioning ourselves in well-located and highly-desired communities in many of the top residential real-estate markets in the United States where we are now focused on product offerings targeting these first-time buyer segments. We believe we successfully differentiate ourselves from our competition by offering a lineup of extremely livable and efficient plans featuring new designs that highlight the benefits of our industry-leading energy-efficient building features and technology which we believe are particularly appealing to the first-time buyer. Over the last couple of years we have been executing a strategy to address that demand by acquiring communities and designing homes that can be delivered at a lower cost by simplifying our product and construction processes, starting more spec homes to allow buyers to move in quicker, and by enhancing and making the entire home buying experience easier for our customers. The growth and profitability of Meritage is dependent on executive management’s vision and actions to implement and support these strategic goals and we feel we have taken, and continue to take, appropriate steps for Meritage to be well-positioned for success.

Executive Summary

Meritage Homes is committed to building long-term stockholder value. Accordingly, our NEO compensation program is designed to be largely performance driven. At our 2017 Annual Meeting of Stockholders, the Company’s stockholders approved the compensation of our NEOs (on an advisory basis) by approximately 96% of total votes cast, indicating that our stockholders were in agreement with our Compensation Committee and its direction of setting compensation arrangements based on performance metrics that are in line with the goals of our stockholders. A summary of our compensation packages is discussed further in this proxy in the section titled “Compensation Program.”

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COMPENSATION DISCUSSION AND ANALYSIS

2017 Business Highlights
2017 was another year of growth and progress on many strategic fronts for Meritage Homes. Below is a summary of some of the significant accomplishments achieved in 2017:

•	Generated highest pre-tax net income in over a decade, with 14% year-over-year growth.

•	Grew total home closing revenue to $3.2 billion in 2017, up 6% over 2016.

•	Expanded the number of communities targeting the growing first-time homebuyer segment to approximately 30% of our total active communities at December 31, 2017.

•	Increased our lots under control by 15% compared to prior year to 34,319 lots at December 31, 2017.

•	Managed our net debt-to-capital ratio within our target of the low-to-mid 40% range while still growing our balance sheet to address market demand, reporting 41.4% at December 31, 2017.
Our executive compensation program is designed to be driven with a focus on pay-for-performance. In 2017, more than half of the compensation program for our NEOs was based on various performance metrics that are tied to Meritage’s financial and operational goals. The following graph illustrates CEO compensation as it relates to the performance of the Company over the last three years.

*	Before deduction of CEO total compensation (as reflected in the Summary Compensation Table).

In addition to our financial and operating successes, Meritage Homes is committed to building every home to meet or exceed ENERGY STAR® standards, with many of our communities greatly surpassing those levels. The Environmental Protection Agency has recognized Meritage Homes as an ENERGY STAR Partner of the Year every year since 2010. For the fifth consecutive year, in 2017 Meritage received the ENERGY STAR® prestigious Partner of the Year for Sustained Excellence Award in recognition of our ongoing industry leadership in advancing energy-efficient building standards. In 2017, we expanded our innovation platform to include home automation through our new M.Connected Home Automation Suite®. This technology includes features that allow homeowners to monitor and control key components of their homes, such as Wi-Fi enabled lighting, video doorbells and smart door locks.
We have also enjoyed successes in establishing Meritage as a company that gives back and has been recognized for such efforts. Since 2013, Meritage has partnered with Operation Homefront to provide newly-built mortgage-free homes to military families through its Homes on the Homefront program. In addition, Meritage employees donated thousands of man-hours and significant financial support to organizations including Ronald McDonald House, Habitat for Humanity, numerous local food banks and other local and national charitable organizations including those focused on hurricane relief efforts as a result of the unprecedented weather in 2017, many of these organizations we plan to continue to support through the Meritage Cares Foundation.

MERITAGE HOMES | 2018 Proxy Statement 30

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our executive compensation program is designed to drive and reward superior corporate performance both annually and over the long term while simultaneously striving to be externally competitive. We continually review our executive compensation program to ensure it reflects good governance practices and is in the best interests of stockholders. Since 2013 the Compensation Committee has engaged POE Group as its independent external compensation consultant to evaluate and make recommendations regarding the terms of our NEO compensation programs as they relate to creating stockholder value as well as remaining competitive in the marketplace with the changing trends in NEO compensation, while meeting the below core objectives:
Pay for Performance
A substantial portion of the total potential compensation for our NEOs is intended to be variable on a pay-for-performance basis. The terms of the performance-based compensation contemplated in each respective NEOs employment agreement was based upon an assessment performed by POE Group of external market data to ensure that the compensation formula is competitive relative to the compensation paid by companies with which we compete for executive talent. This compensation is derived based on (i) the performance of the Company as a whole, as measured against our peer group and (ii) the NEOs role in the attainment of the Company’s performance goals.
Stock Ownership
We are committed to utilizing our compensation program to increase executive stock ownership over time. We believe that equity ownership directly aligns the interests of our executives with those of our stockholders and helps to focus our executives on long-term stockholder value creation. We award restricted stock, restricted stock units and performance share awards to our NEOs, as we believe such awards provide our NEOs with an incentive to continue to increase long-term stockholder value, even during periods of declining stock prices. We believe the granting of equity awards is an important retention tool and is widely used in our industry.
Recruiting and Retention
Due to the competitive nature of our industry, we are committed to providing total compensation opportunities that are competitive with, though not identical to, the practices of other public homebuilders within our peer group. We intend for our compensation program to be sufficiently aligned with industry practices so that we can continue to attract and retain outstanding executives who are motivated to help us achieve our mission.
Compensation Peer Group
As a member of the homebuilding industry, we predominantly compete for executive talent and have historically compared ourselves to other companies in our industry. There are a limited number of homebuilders that have revenue and market capitalization similar to ours. Therefore, the Compensation Committee, with the assistance of POE Group, has established a peer group of comparably sized companies selected from the homebuilding industry as well as the building products industry. The majority of the peer group companies fall within the following parameters:

•	0.4 times to 2.5 times our revenues, and

•	0.25 times to 4.0 times our market capitalization.
The peer group companies that were used in 2017 for executive compensation benchmarking and performance benchmarking are set forth below. We believe that this peer group provides an appropriate benchmark comparison for our Company.

●	Armstrong World Industries	●	Martin Marietta Materials
●	Beazer Homes USA	●	Owens Corning
●	CalAtlantic Group	●	Pulte Group
●	Fortune Brands	●	Taylor Morrison Home
●	KB Home	●	Toll Brothers
●	M.D.C. Holdings	●	TRI Pointe Group
●	M/I Homes	●	USG

31 MERITAGE HOMES | 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In addition to the peer group listed above for executive compensation benchmarking, the Compensation Committee established a peer group for the total shareholder return ("TSR") portion of performance based long-term incentive awards that includes only homebuilders based on the recommendations of POE Group. The TSR peer group for 2017 is set forth below:

●	Beazer Homes USA	●	Pulte Group
●	CalAtlantic Group	●	Taylor Morrison Home
●	KB Home	●	Toll Brothers
●	M.D.C. Holdings	●	TRI Pointe Group
●	M/I Homes

While market data is an important factor utilized by the Compensation Committee when setting compensation, it is only one of multiple factors considered, and the amount paid to each executive may be more or less than the composite market predicted value based on the performance of the Company and the executive, the roles, experience and responsibilities of the executive, experience level of the individual, internal equity and other factors that the Compensation Committee deems important.

MERITAGE HOMES | 2018 Proxy Statement 32

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Best Practices
The best practices evidenced by our compensation programs and processes include:

WE DO		WE DO NOT
✓	Pay for performance by requiring a significant portion of the total compensation of our NEOs be determined based on performance tied to strategic objectives.	✗	Provide perquisites for our NEOs other than those limited to auto allowance, reimbursement of certain insurance premiums and other limited benefits.
✓	Have executive Stock Ownership Requirements in place set at a multiplier of base salary.	✗	Reprice or replace stock options and other equity awards.
✓
Have a clawback policy for our NEOs requiring the recoupment of incentive bonuses in the event of a restatement of financial results resulting from willful misconduct or gross negligence of the applicable NEO.
		✗	Allow hedging.
✓
Engage an independent compensation consultant who reports directly to the Compensation Committee to provide an update on current compensation trends and to provide recommendations on our NEOs’ current compensation packages.
		✗	Allow pledging, subject to certain limited grandfather provisions.
✓	Double trigger cash severance based upon a change-in-control of the Company.	✗	Provide tax gross-ups applicable to change-in-control and severance payments.
Our executive compensation policies and practices are designed to align our NEOs’ long-term interests with those of our stockholders via a pay-for-performance model. The charts below depict the 2017 percentage of compensation for our CEO and other NEOs that is fixed versus performance-based (from the summary compensation table on page 45):

*	Represents average for current NEOs other than the CEO.

**	Includes fair value of performance share awards granted (at target level) and actual non-equity incentive plan compensation paid.

33 MERITAGE HOMES | 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Independent Compensation Consultant
In accordance with its charter, the Compensation Committee has the sole authority to obtain advice and assistance from consultants, legal counsel, accounting and other advisers as appropriate. The Compensation Committee has the sole authority to retain and terminate any compensation consultant, counsel or adviser and to determine and approve the terms, costs and fees for such engagements. Since 2013, the Compensation Committee has engaged POE Group as its independent compensation consultant taking into consideration (i) the independence of and similar factors pertaining to POE Group as required by the New York Stock Exchange (NYSE), the Securities and Exchange Commission (SEC) and other applicable rules and regulations. Upon consideration of these factors, the Compensation Committee concluded that engaging POE Group did not present any conflicts of interest.
POE Group provided information and advice regarding compensation philosophy and strategy; recommended peer group selection criteria as well as recommended potential peer companies; and consulted with the Compensation Committee on both long-term and short-term incentive compensation.

Compensation Program

The key components of our executive compensation program are base salary, annual incentive cash compensation and long-term equity incentive compensation. In addition, our NEOs have the opportunity to participate in our company-wide 401(k) plan, a non-qualified deferred compensation plan, and to receive limited certain personal benefits, as described below. The employment agreements of our CEO and other NEOs are further described in this proxy under the section “—Employment Agreements in Effect for 2017.”
In recent years, the Compensation Committee undertook a holistic review of the executive compensation program with the assistance of POE Group. The executive compensation program was designed based on the following strategic principles:

•	Alignment with key outcomes of our business strategies;

•	Appropriate balance of short- and long-term incentive award opportunity;

•	Provision of market-competitive total compensation opportunity within our industry and peer group;

•	Appropriate alignment with our stockholders by delivering a significant percentage of total compensation opportunity through equity;

•	Setting total compensation package where a significant percentage of total compensation is at risk;

•	Transparency in the communication of plan design and performance goals to enhance understanding; and

•	Adherence to sound governance practices, including the prudent management of compensation risk.
Based on the results of the analysis, the components of our NEO compensation program are as outlined below.
Base Salary
The purpose of the base salary is to provide a fixed amount of cash compensation that is not variable and is generally competitive with market practices. Consistent with industry practice and our pay-for-performance objective, the base salary for each of our NEOs is designed to account for only a portion of their overall total target compensation. As compared to our compensation peer group, we target our NEO salaries to be commensurate with other public homebuilders. We believe the NEO base salaries are appropriate based on the officers’ roles, responsibilities, experience and contributions to the Company, as well as market data.
Annual Cash Incentive Compensation ("Non-Equity Incentive Plan")
We believe our Non-Equity Incentive Plan focuses our NEOs on the most important short-term measures of our business, establishes a clear connection between performance and earned compensation, and provides greater transparency to our stockholders as to the operation of our Non-Equity Incentive Plan. Each goal represents a fixed percentage of total potential compensation with each goal assessed separately from the others. The annual incentive compensation is designed to comply with the requirements of Section 162(m) of the Code to allow for the tax deductibility of incentive compensation paid to our NEOs.
The specific details of each NEO’s 2017 incentive compensation are further described under the section “—Employment Agreements in Effect for 2017”.

MERITAGE HOMES | 2018 Proxy Statement 34

COMPENSATION DISCUSSION AND ANALYSIS

Discretionary Bonuses
Discretionary bonuses may be awarded based on specific achievements of an individual beyond those of the performance measurements included in the annual incentive compensation calculations, subject to approval by Executive Compensation Committee. For 2017, there were no discretionary bonuses awarded to our NEOs.
Long-Term Equity Incentive Awards
Long-term incentives are intended to provide compensation opportunities based on the creation of stockholder value and an increase in our stock price. In 2017, all of the long-term equity awards granted to our NEOs contained at least one performance metric as further discussed below. The employment agreements in effect for 2017 also allow for restricted stock units to be granted without performance criteria, however no such awards were granted in 2017. The restricted stock unit and performance share awards generally have a three-year cliff vesting schedule.
In connection with our equity awards, we have also adopted stock ownership requirements as further discussed below in the section “—Security Ownership Requirements.”
The Compensation Committee believes that equity awards provide a strong long-term incentive for our NEOs (and other officers and employees) that, along with their stock ownership, helps to align the interests of management with our stockholders. The Compensation Committee believes that these equity-based awards provide the opportunity for our executives to benefit from strong equity performance and, particularly in the case of the restricted stock and restricted stock unit awards, the NEOs focus on balancing stability and preservation of stock value against being incentivized to potentially take on an imprudent level of additional risk to drive stock appreciation with more contingent equity awards such as stock options. The Company and the Compensation Committee also believe that an appropriate mix of cash compensation and non-cash compensation in the form of equity awards is necessary and appropriate because, among other reasons, equity-based awards do not require the use of our working capital. The Compensation Committee is mindful of the fact that equity awards represent an expense under generally accepted accounting principles and a cost to the Company and its stockholders in the form of dilution. Accordingly, we seek to achieve an appropriate balance between cash and non-cash compensation such that management is appropriately incentivized, our working capital and financial results are minimally affected, and our stockholders do not experience undue dilution.
Other Compensation
The Compensation Committee does not believe in the extensive use of perquisites as a component of executive compensation. The Compensation Committee believes that the perquisites provided to our NEOs (above those received by all employees or officers in general) are limited but help maintain the competitiveness of our compensation package as compared to our peer companies. The types of perquisites we provide to our NEOs generally consist of car allowances, and enhanced life and disability or long-term care insurance.
Limitations on Deductibility of Compensation
Prior to the Tax Cuts and Jobs Act (“Tax Reform”) that was signed into law December 22, 2017, Section 162(m) of the Internal Revenue Code placed a $1 million limit on the amount of compensation the Company could deduct in any one year for compensation paid to our NEOs (other than our CFO) unless the compensation qualified as “performance-based compensation.” Tax Reform repeals the “performance-based compensation” exception for tax years beginning after December 31, 2017 and, as a result, compensation paid to our NEOs (including our CFO) in excess of $1 million in 2018 and beyond will not be deductible unless it qualifies for transition relief applicable to binding written agreements in effect on November 2, 2017 and not materially modified thereafter.
Historically, the Compensation Committee sought to provide our NEOs with incentive and equity compensation that preserved the tax deductibility of compensation paid by the Company, to the extent reasonably practicable and consistent with the Company’s other compensation objectives.  However, due to the uncertain scope of the transition relief under Tax Reform and the lack of guidance from the Internal Revenue Service, we cannot guarantee that compensation originally intended to satisfy the “performance-based compensation” exception will, in fact, satisfy such requirements. Similarly, despite the availability of transition relief under Tax Reform, the Compensation Committee believes that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in structuring its compensation programs. As such, the Compensation Committee has always, and continues to, reserve the right to amend arrangements that were initially intended to qualify as “performance-based compensation” if the Committee determines such amendments are in the best interests of the Company and its stockholders, even though such changes may cause the arrangements to fail to qualify for Tax Reform’s transition relief, resulting in a non-deductible compensation expense for the Company.
Going forward, the Compensation Committee will continue to monitor the impact that Tax Reform will have on the Company’s compensation programs and contracts, including whether and to what extent our existing contracts and programs qualify for the transition relief described above.

35 MERITAGE HOMES | 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Security Ownership Requirements
We maintain security ownership requirements for our directors and certain executive officers. The Board of Directors believes that these guidelines align the interests of our directors and executive officers with those of stockholders. Our directors and executive officers are required to comply with ownership guidelines. The guidelines for our directors and NEOs are outlined below:

•	Directors, three times annual director fees (exclusive of committee or lead director fees),

•	CEO, ten times base salary, and

•	COO, CFO, CHRO and General Counsel, two times base salary.
In the case of the appointment of a new executive officer or director, they shall not be required to purchase stock in the open market in order to become compliant.  For directors and executive officers, until such compliance is achieved they may not sell or otherwise transfer any stock or stock equivalents related to equity awarded by the Company; provided, however, until such compliance is achieved, they may sell stock as necessary to pay any required income tax withholdings in connection with the vesting of any equity grants. Once their income tax withholdings are fulfilled, they may not sell more than 50% of the remaining equity grants or awards that vest in a fiscal year and must hold the balance of their shares until their ownership requirements are met. In order to enable our directors and officers to prudently manage their personal financial affairs, our policy provides that once compliance is obtained, subsequent changes in stock price will not affect their compliance with the guidelines provided the officer or director continues to hold at least the number of shares that were necessary to comply with the Stock Ownership Guidelines but for a decrease in stock price.
For purposes of the stock ownership guidelines, stock is deemed “owned” for both directors and officers in the case of (a) shares owned outright, (b) beneficially-owned shares, and (c) phantom shares allocated to an officer in the Company’s Non-Qualified Deferred Compensation Plan. As of December 31, 2017, all officers and directors were in compliance with their respective security ownership requirements or transitional requirements.

Equity-Based Awards

Meritage has traditionally granted equity-based awards to directors, senior executive officers and other employees to provide a means for incentive compensation and to align the interests of management with the interest of Meritage’s stockholders. Since 2009, all equity awards to employees and directors have been comprised of restricted stock and for NEOs have been comprised of a combination of restricted stock or restricted stock units and performance share awards as a means of providing sufficient incentive compensation to align with industry trends.
We have comprehensive policies relating to the granting of stock options and other equity-based awards. Following is a summary of key aspects of our policies:

•	All equity-based awards must be approved by the Compensation Committee.

•	All equity-based grants will be approved at formal meetings (including telephonic) of the Compensation Committee.

•	The grant date of such awards will be the date of the meeting (or a specified date shortly after the meeting).

•
The customary annual equity-based grant shall be approved at a regularly scheduled meeting of the Compensation Committee during the first part of the year, but generally after the annual earnings release. We believe that coordinating the main annual award grant after our annual earnings release will generally result in this grant being made at a time when the public is in possession of all material information about us.

•
The Company shall not intentionally grant equity-based awards before the anticipated announcement of materially favorable news or delay the grant of equity-based awards until after the announcement of materially unfavorable news.

•	The Compensation Committee will approve equity-based grants only for persons specifically identified at the meeting by management.

Employment Agreements in Effect for 2017
We entered into revised employment agreements with Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano in February 2017. The employment agreements for Messrs. Hilton and White were scheduled to expire on December 31, 2017 with automatic one-year extension renewal provisions. These renewal provisions extend the terms of the arrangements for one year unless on or before August 31 of any renewal term, the executive or the Company notifies the other that it wishes to terminate the agreement. For Ms. Sferruzza and Messrs. Lord and Feliciano, their agreements expire on December 31, 2018 and contain automatic one-year extension renewal provisions unless written notice of non-renewal is provided within sixty days prior to the expiration by the executive or the company. Following is a description of the key provisions between the Company and each of the NEOs of their agreements in effect for 2017.

MERITAGE HOMES | 2018 Proxy Statement 36

COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

	Named Executive Officer
	Steven J. Hilton	Hilla Sferruzza	C. Timothy White	Phillippe Lord	Javier Feliciano

Base Salary	$1,000,000	$525,000	$525,000	$550,000	$320,000
Annual Cash Incentive Bonus
Our NEOs are each entitled to an annual cash incentive bonus based upon the achievement of certain performance goals established by the Compensation Committee. The amount of the target bonus and payout ranges for each NEO is set forth below. The amount of the bonus to be paid is contingent upon the achievement of the performance criteria established by the Compensation Committee. Where the actual performance falls below the threshold level, no incentive bonus will be paid with respect to that performance goal.
The non-equity incentive plan has three performance measures, weighted 60%, 30% and 10%, respectively:

1.	EBITDA as adjusted for specific and pre-determined items (adjusted EBITDA);

2.	Number of home closings; and

3.	Customer satisfaction rating as determined by our third-party rating agency.
We believe these metrics focus our NEOs on the most important short-term measures of our business, establish a clear connection between performance and earned compensation, and provide greater transparency to our stockholders as to the operation of our non-equity incentive plan. Each goal represents a fixed percentage of total potential compensation with each goal assessed separately from the others.
For each of the three performance measures noted above, our Compensation Committee has specified:

•	A threshold level of achievement below which no incentives will paid;

•	A target range level of achievement (e.g. between the threshold and maximum) associated with a market-competitive incentive award; and

•	A maximum level of achievement above which incentives will not increase (payout ceiling).
The relationship between the level of performance and associated payout with each level for each of the performance metrics is reflected below. Where actual results fall between the performance levels set forth above, payments will be calculated based on linear interpolation.

Adjusted EBITDA	Performance as % of Goal	Payout as % of Target Payout (1)
Maximum	114.9%	(2)
Target	107.7%	100%
Intermediate (Goal)	100.0%	50%
Threshold	90.0%	25%
Below Threshold	<90.0%	—%

Number of Home Closings	Performance as % of Goal	Payout as % of Target Payout (1)
Maximum	112.8%	(2)
Target	107.7%	100%
Intermediate (Goal)	100.0%	50%
Threshold	90.0%	25%
Below Threshold	<90.0%	—%

Customer Satisfaction Rating	Performance as % of Goal	Payout as % of Target Payout (1)
Maximum	112.5%	(2)
Target (Goal)	100.0%	100%
Intermediate	93.8%	50%
Threshold	87.5%	25%
Below Threshold	<87.5%	—%

(1)
Target payouts for Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano are $2,500,000, $525,000, $600,000, $1,100,000 and $200,000, respectively, and are based on the achievement of target performance level (which is a performance level in excess of the established goal for the Adjusted EBITDA and Number of Home Closings metrics), as indicated in the table above.

(2)	Maximum payout percentages for Mr. Hilton, Ms. Sferruzza and Mr. White are 200%; and Messrs. Lord and Feliciano are 170.5% and 133%, respectively.

For purposes of determining the executives’ formula bonuses, “Adjusted EBITDA” means earnings before interest expense and interest amortized to cost of sales, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude non-routine charges that the Compensation Committee determines in its sole discretion at the time the incentive bonus plan is established is appropriate to exclude.

37 MERITAGE HOMES | 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Annual Discretionary Bonus
Based on specific achievements of each individual beyond those of the performance measurements included in the annual incentive compensation calculations, our NEOs may be awarded discretionary cash bonuses subject to approval by the Compensation Committee. No discretionary bonuses were awarded to our NEOs in 2017.
Long-Term Incentive Awards
In 2017, our NEOs were entitled to long-term incentive awards which consist of two equity delivery vehicles: where fifty-percent (50%) will be provided through a performance-based award based on three criteria with interpolated potential payout levels and fifty-percent (50%) through a performance-based award based on a single performance metric without interpolated potential payout levels.
Performance Share Awards. In 2017, our NEOs were entitled to performance-based awards as part of their overall compensation. As mentioned above, half of the performance-based portion of the long-term incentive awards had three metrics, which in 2017 were weighted 40%, 30% and 30%, respectively:

1.	Achievement of a targeted earnings per share (“EPS”) goal;

2.	Three-year total shareholder return (“TSR”) relative to our TSR peer group (as defined under the caption "—Compensation Philosophies and Objectives — Compensation Peer Group "); and

3.	Achievement of a targeted return on asset (“ROA”) goal.
The Compensation Committee selected these three measures for our long-term incentive awards as they believe they best align with our current stockholder interests of strong returns, increased profitability per share, and increased efficiency in generating profits from assets. Additionally, the three metrics are assessed from both relative and absolute measurement approaches providing internal and external performance perspective.
For each of the three performance-based plan measures, our Compensation Committee has specified:

•	A threshold level of achievement below which no incentives will paid;

•	A target range level of achievement (e.g. between the threshold and maximum) associated with a market-competitive incentive award; and

•	A maximum level of achievement above which incentives will not increase (payout ceiling).
Each metric is assessed separately from the others, and each may be adjusted for specific and pre-determined items established by the Compensation Committee. Both the EPS and ROA goals are measured annually and on a standalone basis, although the vesting of the shares will occur at the end of a three-year performance period. The TSR goal remains a cumulative three-year metric. The relationship between the level of performance and the shares awarded with each level is reflected in the table below. Where actual results fall between the performance levels set forth below, payments will be calculated based on linear interpolation.

EPS	Performance as % of Goal	Shares Awarded as % of Target Payout (1)
Maximum	114.9%	150%
Target	107.7%	125%
Intermediate (Goal)	100.0%	100%
Threshold	90.0%	50%
Below Threshold	<90.0%	—%

ROA	Performance as % of Goal	Shares Awarded as % of Target Payout (1)
Maximum	112.8%	150%
Target	107.7%	125%
Intermediate (Goal)	100.0%	100%
Threshold	90.0%	50%
Below Threshold	<90.0%	—%

Relative TSR	Peer Group Percentile	Shares Awarded as % of Target Payout (1)
Maximum	80.0%	150%
Target	65.0%	125%
Intermediate (Goal)	50.0%	100%
Threshold	40.0%	50%
Below Threshold	<40.0%	—%

(1)
The target award payout value is equal to approximately $1,000,000, $393,750, $425,000, $625,000 and $184,000 for Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano, respectively. This 100% payout achievement is based on intermediate performance level as indicated in the table above.

MERITAGE HOMES | 2018 Proxy Statement 38

COMPENSATION DISCUSSION AND ANALYSIS

Single Metric Performance-Based Awards. In addition to the performance-based awards described above, the other half of the performance-based awards granted in 2017 were based on a single performance metric that cliff vest on the third anniversary of the date of grant. The single metric performance based awards are based on a three-year cumulative customer satisfaction rating, as determined by our third-party rating agency. The number of shares to be granted to each executive officer will be equal to the dollar value specified for each executive officer divided by the closing price of the Company’s stock on the grant date. The value of single metric performance-based awards to be granted annually to each officer is approximately $1,000,000, $393,750, $425,000, $625,000 and $184,000 for Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano, respectively. The performance metric must be achieved in full in order for any shares to be awarded. In the event that actual results fall below the established goal, no shares will be awarded. These single metric performance shares have no stretch target payouts.
Other Benefits
In 2017, our NEOs were also entitled to certain specified other benefits. With respect to Mr. Hilton, he was entitled to receive payments annually to purchase life insurance coverage in the policy amount of $5,000,000; disability and/or long-term care insurance with monthly benefits of $20,000; reimbursement for business use of his airplane at an amount equal to comparable charter rates; and the use of a Company car. With respect to Ms. Sferruzza and Messrs. White, Lord and Feliciano, they were entitled to receive payments annually for life insurance in the coverage amount of $3,000,000 and disability and/or long-term care insurance with monthly benefits of $20,000. Messrs. White and Lord were also entitled to an auto allowance.
Termination Provisions
In 2017, our NEOs were eligible for payments in certain situations upon termination of employment, which may include change of control, voluntary resignation by the officer for good reason, termination by the Company, with and without cause, death or disability, and retirement. A summary of the key termination provisions of each executive officer’s employment agreement in effect for 2017 is outlined beginning on page 49.

39 MERITAGE HOMES | 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Discussion of NEO Compensation
Following is a discussion of the compensation paid, awarded or earned in 2017 to the Company’s CEO and NEOs.
Our NEOs were compensated in 2017 pursuant to the terms of their respective employment agreements in effect during 2017, which provided for a base salary, an annual cash incentive bonus based on Company performance, if applicable and earned, equity grants and other customary executive benefits.
Under these agreements, a substantial portion of our NEOs potential compensation was performance-based to align their goals and efforts with the interests of our stockholders.
Salary. In accordance with the terms of their respective employment agreements, each NEO was paid a base salary as outlined below:

	Named Executive Officer
	Steven J. Hilton	Hilla Sferruzza	C. Timothy White	Phillippe Lord	Javier Feliciano

Base Salary	$1,000,000	$525,000	$525,000	$550,000	$320,000
Cash Incentive Bonus. For 2017, our NEOs earned cash performance-based bonuses pursuant to the terms set forth in their respective employment agreements as outlined beginning on page 36 of this proxy statement and according to the metrics set forth below. These cash bonuses were paid in February 2018.
ACTUAL RESULTS FOR 2017 ANNUAL INCENTIVE COMPENSATION:

		Named Executive Officer
Actual Results		Steven J. Hilton	Hilla Sferruzza	C. Timothy White	Phillippe Lord	Javier Feliciano
Adjusted EBITDA (60%)
Actual Results (in millions) (2)		$333,178	$333,178	$333,178	$333,178	$333,178
Target Performance Level (in millions) (2)	≥	$312,262	$312,262	$312,262	$312,262	$312,262
Target Bonus $		$1,500,000	$315,000	$360,000	$660,000	$120,000
NEO Payout % (1)		200.0%	200.0%	200.0%	170.5%	133.0%
NEO Payout $		$3,000,000	$630,000	$720,000	$1,125,300	$159,600
Number of Home Closings (30%)
Actual Results (2)		7,709	7,709	7,709	7,709	7,709
Target Performance Level (2)	≥	7,723	7,723	7,723	7,723	7,723
Target Bonus $		$750,000	$157,500	$180,000	$330,000	$60,000
NEO Payout % (1)		98.7%	98.7%	98.7%	98.7%	98.7%
NEO Payout $		$740,489	$155,503	$177,717	$325,815	$59,239
Customer Satisfaction Rating (10%)
Actual Results (2)		90.0	90.0	90.0	90.0	90.0
Target Performance Level (2)	≥	80.0	80.0	80.0	80.0	80.0
Target Bonus $		$250,000	$52,500	$60,000	$110,000	$20,000
NEO Payout % (1)		200.0%	200.0%	200.0%	170.5%	133.0%
NEO Payout $		$500,000	$105,000	$120,000	$187,550	$26,600
Total NEO Payout $		$4,240,489	$890,503	$1,017,717	$1,638,665	$245,439

(1)	See the table provided on page 37 of this proxy statement for additional information related to the payout percentages as they relate to the targets.
(2)    The below table provides the actual results and target performance levels for the three performance measures of annual incentive compensation in 2017 as compared to 2016:

Performance Measure		2017	2016
Adjusted EBITDA (in millions)
Actual Results		$333,178	$298,069
Target Performance Level	≥	$312,262	$290,898
Number of Home Closings
Actual Results		7,709	7,355
Target Performance Level	≥	7,723	6,995
Customer Satisfaction Rating
Actual Results		90.0	88.9
Target Performance Level	≥	80.0	80.0

MERITAGE HOMES | 2018 Proxy Statement 40

COMPENSATION DISCUSSION AND ANALYSIS

In 2017, the Company's actual adjusted EBITDA and customer satisfaction ratings exceeded the maximum target set. For these metrics, each NEO qualified for payment at the maximum payment amount. The Company's number of home closings exceeded the target set for this metric and accordingly, each NEO qualified for between the intermediate and target payment amounts based on the linear interpolation of actual results as compared to the target set for that metric.
Equity Awards. In 2017, Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano were granted awards of 29,326, 11,547, 12,463, 18,328 and 5,396 performance shares (intermediate level), respectively, related to the EPS, ROA and TSR performance metrics. Additionally, they were granted an equal amount of performance shares related to a single metric based on customer satisfaction pursuant to the terms set forth in their respective employment agreements as outlined beginning on page 36. The performance shares related to EPS, ROA and TSR vest on the third anniversary of the date of grant, subject to the achievement of the individual performance measures. The performance shares related to the customer satisfaction metric are subject to a cumulative three-year achievement and vest on the third anniversary of the date of grant, the vesting is contingent upon 100% attainment of the established metric, with no interpolated payout levels if that metric is not met or exceeded. The table below illustrates the potential performance share awards through the performance share plan for 2017 at threshold, intermediate, target and stretch target performance levels for each NEO based on the established performance metrics. For discussion of the restricted stock, restricted stock units and performance share awards that vested in 2017, see footnote (3) to the 2017 Stock Awards Vested table on page 48.
PERFORMANCE BASED AWARDS - EPS, ROA and TSR METRICS:

Name and Principal Position	Approximate Award Fair Value (at Intermediate level) ($)	Below Threshold (Shares) (#)	Threshold (Shares) (#)	Intermediate (Shares) (#)(1)	Target (Shares) (#)	Stretch Target (Maximum) (Shares) (#)
Steven J. Hilton, Chairman and CEO	$1,000,000	—	14,663	29,326	36,658	43,989
Hilla Sferruzza, EVP and CFO	$393,750	—	5,774	11,547	14,434	17,321
C. Timothy White, EVP, General Counsel and Secretary	$425,000	—	6,232	12,463	15,579	18,695
Phillippe Lord, EVP and COO	$625,000	—	9,164	18,328	22,910	27,492
Javier Feliciano, EVP and CHRO	$184,000	—	2,698	5,396	6,745	8,094

(1)	Number of shares based on a grant price of $34.10, the closing stock price on the date of grant for our NEOs.
PERFORMANCE BASED AWARDS - CUSTOMER SATISFACTION METRIC:

Name and Principal Position	Approximate Award Fair Value ($)	Shares (#)(1)
Steven J. Hilton, Chairman and CEO	$1,000,000	29,326
Hilla Sferruzza, EVP and CFO	$393,750	11,547
C. Timothy White, EVP, General Counsel and Secretary	$425,000	12,463
Phillippe Lord, EVP and COO	$625,000	18,328
Javier Feliciano, EVP and CHRO	$184,000	5,396

(1)	Number of shares based on a grant price of $34.10, the closing stock price on the date of grant for our NEOs.
Other Benefits. The Company also provided other benefits consistent with their employment agreements. These benefits are detailed in the "All Other Compensation Table" included in this proxy statement.

41 MERITAGE HOMES | 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2018 Developments
NEO Compensation
In March 2018, the Company amended certain aspects of compensation as allowed by their current employment agreements for Hilla Sferruzza, C. Timothy White, Phillippe Lord and Javier Feliciano providing for the following compensation effective January 1, 2018:
CASH COMPENSATION:
The base salary for Ms. Sferruzza and Messrs. White, Lord and Feliciano were increased effective for the 2018 fiscal year. In addition, the target annual cash incentive bonus for Ms. Sferruzza and Messrs. Lord and Feliciano were increased and the payout range for the target bonus was increased for Messrs. Lord and Feliciano. These revisions are reflected in the tables below:

Name	Revised Base Salary
Hilla Sferruzza	$575,000
C. Timothy White	$550,000
Phillippe Lord	$650,000
Javier Feliciano	$340,000

Name	Revised Target Annual Cash Incentive Bonus	Revised Payout Range as % of Target Bonus
Hilla Sferruzza	$718,750	N/A (1)
Phillippe Lord	$1,300,000	0% - 200%
Javier Feliciano	$212,500	0% - 200%

(1)	The payout range for Ms. Sferruzza was unchanged from her previous compensation arrangement.

In addition, the performance metrics and payout levels for the Adjusted EBITDA, number of home closings and customer satisfaction were established for the 2018 annual cash incentive bonus for the CEO and all NEOs as set forth below:

Adjusted EBITDA	Performance as % of Goal	Payout as % of Target Payout (1)
Maximum	115.0%	200%
Target	100.0%	100%
Threshold	85.0%	50%
Below Threshold	<85.0%	—%

Number of Home Closings	Performance as % of Goal	Payout as % of Target Payout (1)
Maximum	110.0%	200%
Target	100.0%	100%
Threshold	90.0%	50%
Below Threshold	<90.0%	—%

Customer Satisfaction Rating	Performance as % of Goal	Payout as % of Target Payout (1)
Maximum	112.5%	200%
Target	100.0%	100%
Threshold	93.8%	50%
Below Threshold	<93.8%	—%

(1)	The target value is equal to a payout of approximately $2,500,000, $718,750, $600,000, $1,300,000 and $212,500 for Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano, respectively.

NON-CASH (EQUITY) COMPENSATION:
The target dollar value of equity compensation for Ms. Sferruzza and Messrs. Lord and Feliciano were increased effective for the 2018 fiscal year.

Name	Revised Target Dollar Value of Single Metric Performance-Based Award	Revised Target Dollar Value of Three Metric Performance-Based Award (1)	Total Revised Target Dollar Value of Equity Awards
Hilla Sferruzza	$575,000	$575,000	$1,150,000
Phillippe Lord	$975,000	$975,000	$1,950,000
Javier Feliciano	$212,500	$212,500	$425,000

(1)	The number of shares are payable in an amount ranging from 0% - 150% of the target number of shares awarded, depending on the level of achievement of each of the specified performance goals.

MERITAGE HOMES | 2018 Proxy Statement 42

COMPENSATION DISCUSSION AND ANALYSIS

The performance metrics and payout levels for the EPS, ROA and Relative TSR metrics were established for the 2018 long-term equity incentive awards for the CEO and all NEOs as set forth below. There were no adjustments to the performance metrics and payout levels for the customer satisfaction metric.

EPS	Performance as % of Goal	Shares Awarded as % of Target Payout (1)
Maximum	115.1%	150.0%
Target	100.0%	100.0%
Threshold	85.1%	50.0%
Below Threshold	<85.1%	—%

ROA	Performance as % of Goal	Shares Awarded as % of Target Payout (1)
Maximum	115.0%	150.0%
Target	100.0%	100.0%
Threshold	85.0%	50.0%
Below Threshold	<85.0%	—%

Relative TSR	Peer Group Percentile	Shares Awarded as % of Target Payout (1)
Maximum	80.0%	150.0%
Target	50.0%	100.0%
Threshold	30.0%	50.0%
Below Threshold	<30.0%	—%

(1)	The target award value is equal to approximately $1,000,000, $575,000, $425,000, $975,000 and $212,500 for Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano, respectively.
CEO Compensation
In March 2018 the Company entered into an additional long-term equity incentive award opportunity with Steven J. Hilton effective January 1, 2018, which consists of two equity delivery vehicles: where 50% of the long-term equity incentive award opportunity will be provided through a performance-based award based on adjusted home closing gross margin, and 50% through a service-based award conditioned upon continuing employment for Mr. Hilton, subject to acceleration in certain events.

Name	Target Value of Performance Share Award (1)	Value of Restricted Stock Unit Award	Total Value of Additional Long-Term Incentive Award
Steven J. Hilton	$750,000	$750,000	$1,500,000

(1)	The number of shares are payable in an amount ranging from 0% - 150% of the target number of shares awarded, depending on the level of achievement of the specified performance goal.
Peer Group Composition
In addition, effective January 1, 2018, as a result of it's merger with Lennar Corporation, CalAtlantic Group is no longer a stand-alone company and will no longer be included in the peer group companies used for executive compensation benchmarking and performance benchmarking as well as the peer group for the TSR portion of the performance-based long-term incentive awards. No other changes were made to these peer groups in 2018.

43 MERITAGE HOMES | 2018 Proxy Statement

EXECUTIVE COMPENSATION COMMITTEE REPORT

The following Executive Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference to any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report.
Executive Compensation Committee Report
The Executive Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE EXECUTIVE COMPENSATION COMMITTEE
Raymond Oppel—Chair Dana Bradford Michael R. Odell

MERITAGE HOMES | 2018 Proxy Statement 44

COMPENSATION OF OFFICERS AND DIRECTORS

Compensation of Officers and Directors
Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Steven J. Hilton,	2017	1,000,000		—	1,934,928	4,240,489	48,310	7,223,727
Chairman and CEO (1)	2016	1,000,000		—	2,034,964	4,285,957	36,814	7,357,735
	2015	1,000,000		—	2,026,861	2,470,185	34,072	5,531,118
Hilla Sferruzza, *	2017	525,000		—	761,872	890,503	40,596	2,217,971
EVP and CFO	2016	389,562		74,375	648,674	546,459	43,808	1,702,878
C. Timothy White,	2017	525,000		—	822,308	1,017,717	57,172	2,422,197
EVP, General Counsel	2016	525,000		—	864,848	1,028,630	55,753	2,474,231
and Secretary	2015	525,000		—	861,371	592,844	52,409	2,031,624
Phillippe Lord,	2017	550,000		—	1,209,284	1,638,665	55,171	3,453,120
EVP and COO	2016	550,000		—	1,119,239	1,464,349	54,894	3,188,482
	2015	437,500		100,000	683,680	789,604	46,807	2,057,591
Javier Feliciano,	2017	320,000		—	356,027	245,439	31,812	953,278
EVP and CHRO	2016	320,000		160,000	—	—	24,364	504,364
	2015	46,667	(6)	75,000	353,300	—	1,219	476,186

*	Ms. Sferruzza was not an NEO in 2015.

(1)
All compensation is for Mr. Hilton’s services in his capacity as the Chairman and Chief Executive Officer of the Company. Mr. Hilton did not receive any separate compensation for his services as a director.

(2)	Amounts represent discretionary bonuses awarded to the respective executive officers.

(3)
The non-vested share (restricted stock and restricted stock unit) grants have a fair value equal to the closing price of our stock on the date of the grant, in accordance with the requirements of Accounting Standards Codification Subtopic (“ASC”) 718. For the TSR portion of performance-based shares, fair value is equal to the valuation from the third-party Monte Carlo analysis prepared in conjunction with the grants. Balance includes all restricted stock and restricted stock units awards granted in the year to our NEOs and not the prorated share of all unvested grants in prior years that vested in the current year. See Note 10 “Stock Based and Deferred Compensation” of our Consolidated Financial Statements included in our 2017 Annual Report on Form 10-K for discussion of assumptions used for computing the fair value of awards granted. In 2017, all awards granted contained performance measures. The amounts included in this column represent the grant-date fair value assuming all performance measures are achieved at the goal level of performance (i.e., total shareholder return, EPS, return on assets, and cumulative customer satisfaction scores). The grant date fair value at the maximum performance level for the performance share awards in 2017 is $2,402,384, $945,932, $1,020,971, $1,501,427 and $442,042 for Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano, respectively.  Additional detail is also provided in the “Grant of Plan-Based Awards” table.

(4)
Non-equity plan compensation earned in 2015, 2016 and 2017 was paid subsequent to each respective year-end. For Mr. Lord, included in the 2015 amount is $112,500 in performance related incentive compensation associated with his previous role as Region President. Also for Mr. Lord, excluded from the 2015 and 2016 amounts is $205,126 for deferred incentive compensation from an incentive bonus earned by Mr. Lord in his role as Region President in 2014 that was paid in equal amounts in 2015 and 2016.

(5)	See the following table for more detail.

(6)	Reflects partial year payments as Mr. Feliciano's employment with the Company commenced in November 2015.

45 MERITAGE HOMES | 2018 Proxy Statement

COMPENSATION OF OFFICERS AND DIRECTORS

All Other Compensation Table
Year Ended December 31, 2017

Name	Health and Insurance Premiums ($) (1)	401(k) Match ($)	Car Allowance ($)	Other ($)(2)	Total All Other Compensation ($)
Steven J. Hilton	41,701	6,480	—	129	48,310
Hilla Sferruzza	33,294	6,480	—	822	40,596
C. Timothy White	35,332	6,480	14,400	960	57,172
Phillippe Lord	31,025	6,480	14,400	3,266	55,171
Javier Feliciano	23,953	6,480	—	1,379	31,812

(1)	Includes: (i) employer portion of benefits provided to all employees and (ii) life and disability insurance premiums as contemplated in each NEO’s employment agreement if such elections were made.

(2)
Other represents the income gross-up to reflect tax consequences of spousal travel for Ms. Sferruzza and Messrs. White, Lord and Feliciano and a gift basket received by Messrs. Hilton, Lord and Feliciano.

2017 Grants of Plan-Based Awards

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock and Option Awards ($) (3)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven J Hilton, Chairman and CEO	2/14/2017				—	29,326	—	1,000,017
	2/14/2017				14,663	29,326	43,989	934,911
		625,000	2,500,000	5,000,000
Hilla Sferruzza, EVP and CFO (2)	2/14/2017				—	11,547	—	393,753
	2/14/2017				5,774	11,547	17,321	368,119
		131,250	525,000	1,050,000
C. Timothy White, EVP, General Counsel and Secretary	2/14/2017				—	12,463	—	424,988
	2/14/2017				6,232	12,463	18,695	397,320
		150,000	600,000	1,200,000
Phillippe Lord, EVP and COO	2/14/2017				—	18,328	—	624,985
	2/14/2017				9,164	18,328	27,492	584,299
		275,000	1,100,000	1,875,500
Javier Feliciano, EVP and CHRO	2/14/2017				—	5,396	—	184,004
	2/14/2017				2,698	5,396	8,094	172,023
		50,000	200,000	266,000

(1)	Actual non-equity incentive plan payouts for 2017 are discussed in the section under the caption —"Discussion of NEO Compensation".

(2)	Equity awards granted in 2017 have a three-year cliff vest, subject to achievement of established performance metrics.

(3)
The grant-date fair value amounts relating to the performance share awards represent the grant-date fair value assuming all three performance measures are achieved at the target level of performance. Grant date fair value for the TSR portion of awards is based on a Monte-Carlo model to assess fair value as of the date of grant. Grant date fair value for the EPS and ROA awards is calculated as of the closing stock price on the date of grant.

MERITAGE HOMES | 2018 Proxy Statement 46

COMPENSATION OF OFFICERS AND DIRECTORS

Outstanding Equity Awards at 2017 Fiscal Year-End

	Stock Awards
				Equity Incentive Plan Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares of Units of Stock that Have Not Vested (9)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (7) (8)	Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (9)
Steven J Hilton, Chairman and CEO	95,395	(1) (6)	$4,884,224	67,318	$3,446,682
Hilla Sferruzza, EVP and CFO	25,258	(2) (6)	$1,293,210	25,344	$1,297,613
C. Timothy White, EVP, General Counsel and Secretary	40,543	(3) (6)	$2,075,802	28,609	$1,464,781
Phillippe Lord, EVP and COO	46,698	(4) (6)	$2,390,938	40,910	$2,094,592
Javier Feliciano, EVP and CHRO	5,026	(5) (6)	$257,331	9,534	$488,141

(1)	Remaining unvested shares vest: 24,839 in February 2018 and 29,078 in March 2019. See also Note (6) below.

(2)	Remaining unvested shares vest: 3,120 in February 2018, 2,160 in February 2019, 9,269 in March 2019, and 1,200 in February 2020. See also Note (6) below.

(3)	Remaining unvested shares vest: 10,556 in February 2018 and 12,358 in March 2019. See also Note (6) below.

(4)	Remaining unvested shares vest: 2,400 in February 2018, 7,196 in March 2018, 1,200 in February 2019 and 15,993 in March 2019. See also Note (6) below.

(5)	Remaining unvested shares vest: 3,333 in November 2018. See also Note (6) below.

(6)	Includes performance-based shares that satisfied performance criteria as of December 31, 2017 and will vest according to the table below:

Name	Vested in February 2018 (#)	Vesting in March 2018 (#)	Vesting in March 2019 (#)	Vesting in February 2020 (#)	Total Earned but not Vested Performance Shares as of December 31, 2017 (#)
Steven J Hilton	13,810	—	18,464	9,204	41,478
Hilla Sferruzza	—	—	5,885	3,624	9,509
C. Timothy White	5,870	—	7,847	3,912	17,629
Phillippe Lord	—	4,001	10,155	5,753	19,909
Javier Feliciano	—	—	—	1,693	1,693

(7)	Represents performance-based shares that vest as follows:

Name	Vesting in March 2019 (#)	Vesting in February 2020 (#)	Total Unearned and Unvested as of December 31, 2017 (#)
Steven J Hilton	15,508	51,810	67,318
Hilla Sferruzza	4,943	20,401	25,344
C. Timothy White	6,590	22,019	28,609
Phillippe Lord	8,531	32,379	40,910
Javier Feliciano	—	9,534	9,534

(8)
Excludes performance-based shares scheduled to vest in February 2018 that were forfeited as of December 31, 2017 due to failure to meet performance criteria. Forfeited shares include 11,029 and 4,686 for Messrs. Hilton and White, respectively. Also excludes 3,195 performance-based shares scheduled to vest in March 2018 that were forfeited as of December 31, 2017 due to failure to meet performance criteria for Mr. Lord.

(9)	Computed as the number of shares or units of stock that have not yet vested multiplied by the closing price of the Company’s stock on December 29, 2017 of $51.20.

47 MERITAGE HOMES | 2018 Proxy Statement

COMPENSATION OF OFFICERS AND DIRECTORS

2017 Stock Awards Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (3)	Value Realized on Vesting
Steven J Hilton, Chairman and CEO	30,505	$1,049,372
Hilla Sferruzza, EVP and CFO (1)	4,320	$149,028
C. Timothy White, EVP, General Counsel and Secretary	12,965	$445,996
Phillippe Lord, EVP and COO (2)	3,900	$134,685
Javier Feliciano, EVP and CHRO	3,333	$168,650

(1)	Shares vested represent those granted to Ms. Sferruzza prior to her appointment as Chief Financial Officer.

(2)	Shares vested represent those granted to Mr. Lord prior to his appointment as Chief Operating Officer.

(3)
In connection with the 2014 grant, restricted share units of 21,930 and 9,320 shares vested for Messrs. Hilton and White, respectively, in February 2017. In addition, performance shares vested in February 2017 as a result of the achievement of a targeted three-year cumulative earnings per share performance goal and a targeted three-year cumulative return on asset performance goal for awards granted in 2014, summarized as follows:

		Named Executive Officer
Actual Results (dollars in thousands)		Steven J. Hilton	C. Timothy White

EPS (30%)
Actual		$11.21	$11.21
Target	≥	$12.35	$12.35
Shares Vested (1)		5,204	2,212

ROA (30%)
Actual		6.30%	6.30%
Target	≥	7.39%	7.39%
Shares Vested (1)		3,371	1,433

Relative TSR (40%)
Actual		21.43%	21.43%
Target	≥	50.00%	50.00%
Shares Vested (2)		—	—

Total Shares Vested (3)		8,575	3,645

(1)	Where actual results fell between the performance levels, shares vested were calculated based on linear interpolation.

(2)	The performance target for relative TSR was not met, therefore no shares were awarded for this metric.

(3)	Ms. Sferruzza and Messrs. Lord and Feliciano had no performance-related shares vest in 2017.

MERITAGE HOMES | 2018 Proxy Statement 48

COMPENSATION OF OFFICERS AND DIRECTORS

Nonqualified Deferred Compensation Plans
In 2013, we began to offer a non-qualified deferred compensation plan (“deferred compensation plan”) to our NEOs as well as other highly compensated employees in order to allow them additional pre-tax income deferrals above and beyond the limited caps that qualified plans, such as 401(k) plans, impose on highly compensated employees. The deferred compensation plan allows eligible participants to defer up to 75% of their base salary and up to 100% of their qualifying bonus and performance-based compensation.  The deferred compensation plan also allows for discretionary employer contributions, although to date all contributions to the plan have been funded by the employees and we do not currently offer a contribution match. Employee deferrals are deemed 100% vested upon contribution. Distributions from the Plan will be made upon retirement, either in a lump sum or annual installments for up to fifteen years commencing upon normal retirement (upon reaching age 55 and completing ten years of service). Distributions may also be made upon death, separation of service or upon the occurrence of an unforeseeable emergency.

Participants in the deferred compensation plan are entitled to select from a wide variety of investments available under the plan and will be allocated gains or losses based upon the performance of the investments selected by the participant.  All gains or losses are allocated fully to plan participants and the Company does not guarantee a rate of return on deferred balances. In 2015, we amended the deferred compensation plan to allow officers that are subject to our security ownership guidelines to allocate their annual incentive compensation bonuses to a Meritage Homes Corporation phantom stock investment vehicle.  The below table reflects activity for our NEOs in the deferred compensation plan during 2017.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (3)
C. Timothy White, EVP, General Counsel and Secretary	—	—	150,328	—	1,043,570
Phillippe Lord, EVP and COO (4)	—	—	—	205,126	—

(1)	Meritage does not provide matching contributions.

(2)	These amounts do not include any above-market or preferential earnings. Accordingly, these amounts are not reported in the Summary Compensation Table.

(3)	All amounts in this column that represent executive contributions from prior years were reported as compensation to the named executive officer in the Summary Compensation Table in prior years.

(4)
Mr. Lord is not a participant in the non-qualified deferred compensation plan.  Amounts reflected in the table for Mr. Lord reflect deferred incentive compensation from an incentive bonus earned by Mr. Lord in his role as Region President in 2014, prior to being promoted to Executive Vice President and Chief Operating Officer. The balance at December 31, 2016 was paid out in full to Mr. Lord in February 2017.

Potential Payments upon Termination or Change of Control Summary
During 2017, we entered into amended employment agreements and change of control agreements with our CEO and NEOs. Under their respective terms, our CEO and NEOs are entitled to severance payments and other benefits in the event of certain types of terminations. These benefits can include cash payments, continuation of insurance benefits and the acceleration of outstanding stock options, restricted shares and restricted stock units.
Following is a summary of the severance and change of control provisions that were in effect on December 31, 2017.

Employment Agreements—Severance Benefits
The employment agreements for Messrs. Hilton and White provide the executive with severance benefits in certain situations upon his termination of employment. Following is a summary the potential severance payments and benefits depending on the reason for termination.

49 MERITAGE HOMES | 2018 Proxy Statement

COMPENSATION OF OFFICERS AND DIRECTORS

	Voluntary Resignation by Officer Without Good Reason or Termination by the Company With Cause	Voluntary Resignation by Officer With Good Reason (1) (4)	Termination by the Company Without Cause (1)	Death or Disability	Retirement (1) (2)	Change In Control
Base salary and paid time off through date of termination	X	X	X	X	X	X
Annual cash incentive awards, performance share awards and restricted stock unit awards earned in a previous year but not yet paid or issued	X	X	X	X	X	X
Pro-rata annual cash incentive bonus for period in which termination occurs		X	X		X
Target bonus for the performance period in which the termination occurs				X
Projected bonus for the performance period in which the Change of Control occurs						X
Certain previously granted time-based awards and restricted stock units that are outstanding shall immediately vest and become unrestricted		X	X	X	X	X
Performance shares awarded shall shall continue to vest and be delivered subject to achievement of specified performance goals		X	X		X	X
Previously granted performance share awards that have not vested will immediately vest and become unrestricted following the end of the applicable performance period based on actual performance achieved
		X	X		X	X
Target number of previously granted performance share awards that have not vested will immediately vest and become unrestricted				X
Any outstanding stock options shall vest and remain exercisable for the remainder of the original term		X	X	X	X	X
Payment for health coverage equal to 150% of monthly COBRA premium		X	X	X		X
Severance payment equal to the sum of (A) two times the executive officer’s base salary on the date of termination and (B) two times the higher of (x) the average of the bonus compensation paid to the executive officer for the two years prior to his termination of employment or (y) the annual bonus paid to the executive officer for the year preceding the date of termination (3) (4) (5) (6)
		X	X			X

(1)
Mr. Hilton shall render reasonable consulting services during the 24-month period following termination. Mr. White shall render reasonable consulting services during the 12-month period following termination.

(2)
In order to qualify for the above retirement termination benefits, in addition to any time restrictions as contemplated in each individual employment agreement, the executive must have completed 15 cumulative years as a named executive officer or member of the board. Messrs. Hilton and White have each satisfied the 15-year threshold.

(3)	In the case for Mr. White for termination without cause, the severance payment has a multiple of one in the calculation.

(4)	Mr. Hilton's severance payment may not be less than $5 million and may not exceed $10 million. Mr. White's severance payment may not exceed $2 million.

(5)
Bonus compensation is determined as the greater of (a) the actual bonus paid to executive or (b) the fair value on the date of grant of the shares of restricted stock, stock options and other equity-based awards that become vested in such year of termination.

(6)
In the case for Mr. Hilton for change-in-control, the severance payment has a multiple of three in the calculation. The severance payment for Mr. Hilton in the event of a Change of Control may not exceed $15 million, the severance payment for Mr. White may not exceed $6 million.

MERITAGE HOMES | 2018 Proxy Statement 50

COMPENSATION OF OFFICERS AND DIRECTORS

Ms. Sferruzza and Messrs. Lord and Feliciano's employment agreements provide them with severance benefits in certain situations upon his or her termination of employment. Following is a summary of the potential severance payments and benefits depending on the reason for termination:

	Voluntary Resignation by Officer Without Good Reason or Termination by the Company With Cause	Voluntary Resignation by Officer With Good Reason	Termination by the Company Without Cause	Death or Disability	Retirement (1)	Change In Control (5)
Base salary and paid time off through date of termination	X	X	X	X	X	X
Pro-rata annual cash incentive bonus for period in which termination occurs based on actual performance achieved		X	X		X
Pro-rata target annual cash incentive bonus for the performance period in which the termination occurs
Target annual cash incentive bonus for the performance period in which the termination occurs				X		X
Service based (time based) awards and restricted stock units that are outstanding shall immediately vest and become unrestricted				X	X	X
100% of performance share awards (or restricted stock units) shall immediately vest and become unrestricted (6)						X
Previously granted performance based shares (or performance based restricted stock units) that have not vested will immediately vest and become unrestricted following the end of the applicable performance period based on actual performance achieved
				X	X
Any outstanding and vested stock options will remain exercisable as provided by in the original equity awards (2) (3)	X	X	X	X
Any outstanding and unvested stock options will immediately vest and will remain exercisable for the remainder of the original equity award, but not later than the tenth anniversary of the original grant date
				X	X
Payment for health coverage equal to 100% of monthly COBRA premium for 24 months		X	X			X
Severance payment equal to two times the executive officer’s base salary on the date of termination plus two times the executive officers target bonus in the year of termination (4)		X	X			X

(1)
In order to qualify for the above retirement termination benefits, in addition to any time restrictions as contemplated in each individual employment agreement, executive must complete 15 cumulative years as a named executive officer or member of the board. Neither Ms. Sferruzza or Messrs. Lord or Feliciano satisfied the 15 year threshold as of December 31, 2017.

(2)	Upon termination for cause, any outstanding and vested stock options shall not be exercisable as of the termination date.

(3)
In the event of death or disability, stock options will remain exercisable until the 12 month anniversary of the termination date, provided, however, that the post-termination exercise period for any individual stock option will not extend beyond the earlier of its original maximum term or the tenth anniversary of the original date of grant.

(4)
Severance payment for each executive officer in a change-in-control is capped at $3,000,000 max payout; severance payment for each executive officer in a non change-in-control is capped at $2,000,000 max payout.

(5)	Voluntary resignation with good reason must take place within the time period as defined in the Severance Plan with respect to a change-in- control.

(6)	In the event the performance shares are to vest based on achievement of future performance, vesting calculation is to assume target levels had been achieved for the performance criteria.

51 MERITAGE HOMES | 2018 Proxy Statement

COMPENSATION OF OFFICERS AND DIRECTORS

Other Matters Regarding the Employment Agreements and Change of Control Agreements
The terms “Good Reason”, “Cause” and “Change of Control” are defined in the employment and change of control agreements.
All severance payments under the employment agreements and change of control agreements are conditioned upon the delivery and non-revocation of a customary release by the executive in favor of the Company.
Each executive’s employment agreement and change of control agreement is structured so that the executive is entitled to the greater benefit under the two agreements but is not entitled to duplicative benefits.
Each of the employment agreements and change of control agreements include customary provisions concerning the timing, limitation and alteration of payments to comply with Section 409A of the Internal Revenue Code.
Consistent with the SEC’s rules and regulations concerning executive compensation disclosure, the potential value of each executive’s benefits assumes that the termination occurred on December 31, 2017, and with a closing stock price of $51.20 on the last business day of 2017. The benefit derived from the acceleration of stock vestings was computed based on the closing price of our stock on the last day of 2017 for each equity award affected. Total termination benefits represent payments for severance, non-compete and non-disclosure covenants. This summary reflects the terms of the NEOs’ employment and change of control agreements that were in effect on December 31, 2017.

Executive Officer (1)	Voluntary Termination by Executive Without Good Reason (1)	Voluntary Termination by Executive With Good Reason (1)(2)	Termination By Company Without Cause (1)(2)	Termination by Company With Cause	Death or Disability (1)	Retirement (1)	Change of Control (1)
Steven J. Hilton	$478,054	$22,610,436	$22,610,436	$478,054	$10,869,947	$12,571,395	$23,445,439
Hilla Sferruzza	$—	$2,928,947	$2,928,947	$—	$3,115,822	$3,481,325	$5,254,266
C. Timothy White	$203,162	$6,600,355	$6,153,985	$203,162	$4,182,638	$4,558,299	$9,537,230
Phillippe Lord	$—	$3,675,109	$3,675,109	$—	$5,585,530	$6,124,195	$8,621,974
Javier Feliciano	$—	$1,329,168	$1,329,168	$—	$945,472	$990,911	$2,029,201

(1)
The actual expense that would be recognized by the Company in the event of a severance event may differ materially from the numbers presented in the table above as a result of the required computation in accordance with generally accepted accounting principles for stock compensation expense.

(2)
The amounts presented include cash bonuses earned for fiscal 2017, but not paid as of December 31, 2017. In addition to the table above, the amount of bonuses earned and not paid are presented separately as 2017 compensation in the Summary Compensation table on page 45.

Pay Ratio Disclosure
In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the median employee's annual total compensation to the annual total compensation of the chief executive officer ("CEO"). The purpose of the new required disclosure is to provide a measure of the equitability of pay within the organization. Our pay ratio disclosure is presented below:

Median Employee total annual compensation (other than the CEO)	$102,098
Steven J. Hilton (CEO) total annual compensation	$7,223,727
Ratio of CEO to Median Employee Compensation	71:1

In determining the median employee's annual total compensation, a listing was prepared of all employees (excluding the CEO) and their annual cash compensation as of December 31, 2017 inclusive of base salary and bonus. Wages and salaries and bonuses were annualized for those permanent employees that were not employed for the full year of 2017. For the fiscal year ended December 31, 2017, we calculated the median employee's total compensation using the same methodology that we used to calculate the total compensation for our CEO in the Summary Compensation table on page 45 of this Proxy Statement.

MERITAGE HOMES | 2018 Proxy Statement 52

COMPENSATION OF OFFICERS AND DIRECTORS

Director Compensation
In 2017, our non-employee directors received an annual retainer of $50,000, committee chairs received an additional annual payment of $20,000, and other committee members received an additional payment of $10,000 per committee, with the exception of Land Committee, as there is currently no compensation paid for service on this transaction-based committee, which meets at irregular intervals. The lead director received an additional $40,000 annually. In addition, during 2017, each of our directors (other than Ms. Henretta who received a one-time catch up grant in 2017 ) received a grant of 5,000 shares of restricted stock, which cliff vest on February 14, 2020. Mr. Hilton does not receieve any compensation for his role as a director.
The 2017 director compensation is set forth below:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Robert G. Sarver	50,000	170,500	220,500
Raymond Oppel	70,000	170,500	240,500
Peter L. Ax	120,000	170,500	290,500
Richard T. Burke, Sr.	60,000	170,500	230,500
Gerald Haddock	70,000	170,500	240,500
Dana Bradford	70,000	170,500	240,500
Michael R. Odell	60,000	170,500	230,500
Deb Henretta (3)	60,000	511,500	571,500

(1)	Committee and chair fees are paid to directors on a quarterly basis.

(2)
See Note 10 “Stock Based and Deferred Compensation” of our Consolidated Financial Statements included in our 2017 Annual Report on Form 10-K for discussion of the assumptions used for computing the fair value of awards granted. As required, the calculation is equal to the fair value of the award multiplied by the total number of awards granted in 2017, not the proportionate share of all existing unvested awards that vested in the current year.

(3)	Ms. Henretta was appointed to the Board of Directors on March 7, 2016 and accordingly received a catch-up stock award valued at $511,500 in 2017, which has a three-year ratable vesting period.

(4)
We reimburse directors for out-of-pocket expenses incurred in attending Board and committee meetings and we also reimburse certain directors for charter aircraft service or other travel and lodging-related expenses. During 2017, we made reimbursements of approximately $38,000, $7,000, $6,000, $6,000, $2,000 and $1,000 to Messrs. Sarver, Oppel, Ms. Henretta, Messrs. Haddock, Bradford and Odell, respectively. The reimbursement to Mr. Sarver included charter aircraft services for various Board members and NEOs to one meeting.

(5)
The following represents the total number of unvested shares of restricted stock at December 31, 2017 for each non-employee director: 14,000 for Messrs. Sarver, Oppel, Ax, Burke, Haddock, Bradford and Odell and 15,000 for Ms. Henretta.

53 MERITAGE HOMES | 2018 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes our equity compensation under all of our equity compensation plans as of December 31, 2017:

Plan Category	(a) Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (3)
Equity compensation plans approved by stockholders	1,269,657	N/A	1,169,574
Equity compensation plans not approved by stockholders	—	N/A	—
Total	1,269,657	N/A	1,169,574

(1)	Balance includes 982,652 time-based restricted stock awards and units, and 287,005 performance share awards (at target level).

(2)	The outstanding equity awards are time based restricted stock awards and units and performance share awards which don't have an exercise price.

(3)
The number of securities remaining available for issuance is comprised of shares under our 2006 Plan. In addition to stock options, stock appreciation rights and performance share awards, the 2006 Plan allows for the grant of restricted stock shares and restricted stock units. Under the 2006 Plan, awards other than stock options and stock appreciation rights are counted against the shares available for grant as 1.38 shares for every one share issued in connection with such awards.

MERITAGE HOMES | 2018 Proxy Statement 54

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance
Executive officers, directors and “beneficial owners” of more than ten percent of our common stock must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC. Based solely on our review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during 2017 all of our officers, directors and greater than ten percent beneficial owners complied with all filing requirements of Section 16(a) of the Exchange Act.

55 MERITAGE HOMES | 2018 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions
Meritage maintains a written policy concerning conflict of interest transactions that generally applies, among other things, to transactions between the Company and related persons, including employees, officers and directors and applies to direct and indirect relationships and transactions. Because of the nature of our business, which involves the ownership, development, construction and sale of real estate and single family homes, our policy was carefully constructed to capture transactions and relationships between the Company or its competitors, and related persons and relationships between employees, directors, suppliers, vendors, subcontractors (“trades”) and others. At the same time, we were mindful to not inadvertently create the potential for conflicts relating to transactions that are primarily of a personal nature and do not involve the Company, or conflict with its business (for example, the construction of a vacation home or the purchase of a home from the Company pursuant to our home purchase policy that is available to most employees).
For transactions not exempted from the policy, Meritage’s policy requires that designated members of senior management must review and approve any transaction between a covered person (e.g., employees, officers and directors) and the Company, or between a covered person and a trade contractor. The policy provides that the Company’s legal and internal audit departments are to be involved in the review and approval process. For transactions involving directors or senior executive officers (including the officers named in this proxy statement), the proposed transaction must be approved in advance by the Audit Committee of the Board of Directors. Real estate transactions between the Company and related persons are subject to strict scrutiny.
Each of the transactions listed below was approved by the Audit Committee of the Board of Directors pursuant to the policy.
We currently charter aircraft services from companies in which Mr. Hilton does not have an ownership interest, although these companies use Mr. Hilton's private plane. Payments made to these companies were as follows (in thousands):

	Year Ended December 31,
	2017	2016	2015
Air Charter Services	$580	$711	$695

MERITAGE HOMES | 2018 Proxy Statement 56

INDEPENDENT AUDITORS

Independent Auditors
Deloitte & Touche LLP serves as our principal independent registered public accounting firm. We expect representatives of Deloitte & Touche LLP to be present at our Annual Meeting of Stockholders to respond to appropriate questions, and they will be given an opportunity to make a statement if they desire to do so.
The following table presents fees for professional accounting services rendered by our principal accountant for the audit of our annual financial statements for 2017 and 2016, and fees billed for other services rendered.

	2017	2016
Audit fees (1)	$1,080,000	$1,151,500
Audit-related fees	—	—
Audit and audit-related fees	$1,080,000	$1,151,500
Tax fees	—	—
All other fees	—	—
Total fees	$1,080,000	$1,151,500

(1)
Audit fees consisted principally of fees for audit and review services, and approximately $30,000 and $26,500 in 2017 and 2016, respectively, for services related to various SEC comfort letters provided in connection with securities offerings and expert consents provided in connection with SEC filings and other transactions.

Each year, the Audit Committee approves the annual audit engagement in advance. The Audit Committee also has established procedures to pre-approve all non-audit services provided by the principal independent registered public accounting firm. All 2017 and 2016 non-audit services listed above were pre-approved.

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.

57 MERITAGE HOMES | 2018 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

Report of the Audit Committee
We have reviewed Meritage’s audited consolidated financial statements and met with both management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have also reviewed, and discussed with management and Deloitte & Touche LLP, management’s report and Deloitte & Touche LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We have received from, and discussed with, Deloitte & Touche LLP the written disclosure and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding independence. These items related to that firm’s independence from Meritage. We also discussed with Deloitte & Touche LLP those matters required to be discussed by Statement on Auditing Standards No. 114, as amended, “The Auditor’s Communication with those charged with Governance” and Rule 2-07 of Regulation S-X “Communications with Audit Committees.” Based on these reviews and discussions, we recommended to the Board that Meritage’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

THE AUDIT COMMITTEE

Peter L. Ax—Chair Richard T. Burke Sr. Dana Bradford

MERITAGE HOMES | 2018 Proxy Statement 58

STOCKHOLDER PROPOSALS

Stockholder Proposals, Director Nominations and Other Items of Business
If any stockholder would like to make a proposal at our 2018 annual meeting pursuant to Rule 14a-8 of the Exchange Act, we must receive it no later than December 3, 2018 in order that it may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.
As discussed under the heading “Corporate Governance and Board Matters-The Board and Board Committees-Director Nomination Process-Proxy Access,” our bylaws permit an eligible shareholder, or a group of up to 20 shareholders, that has continuously owned at least three percent of the Company’s outstanding shares of common stock for three years to include in the Company’s proxy materials director nominations of up to 20% (rounded to the nearest whole number) of the number of directors constituting the class up for election at any annual meeting.  Notice of proxy access director nominees must be submitted timely and include the information required under our bylaws.  To be timely, a proxy access nomination must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not earlier than the 150th day nor later than the 120th day prior to the first anniversary date of mailing of this proxy statement, which is expected to occur on or about April 2, 2018; provided, however, that in the event that the date of the 2019 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s annual meeting, which is to be held on May 17, 2018, notice by the stockholder must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made.
Proposals to be presented at the 2018 Annual Meeting that are not intended for inclusion in our proxy statement, including director nominations, must be submitted in accordance with our bylaws. To be timely, a stockholder’s notice of such a proposal must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not earlier than the 150th day nor later than the 120th day prior to the first anniversary date of mailing of this proxy statement, which is expected to occur on or about April 2, 2018, (or, with respect to a proposal required to be included in Meritage’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, or its successor provision, the earlier date such proposal was received); provided, however, that in the event that the date of the 2019 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s annual meeting, which is to be held on May 17, 2018, notice by the stockholder must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made.
A nomination or other proposal will be disregarded if it does not comply with the above procedures.
Stockholder proposals and director nominations and other items of business should be submitted to:

Meritage Homes Corporation
8800 East Raintree Drive Suite 300
Scottsdale, Arizona 85260
Attn: Secretary

59 MERITAGE HOMES | 2018 Proxy Statement

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements
This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the CD&A section of this proxy statement regarding the benefits of our strategy, trends in the homebuilding industry; future compensation actions or events; the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code; our strategy and opportunities and the anticipated effects of our compensation structure and programs. Meritage undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Meritage’s business, particularly those mentioned under the heading “Risk Factors” in Meritage’s Annual Report on Form 10-K, and in the periodic reports that Meritage files with the SEC on Form 10-Q.

MERITAGE HOMES | 2018 Proxy Statement 60

ANNUAL REPORT ON FORM 10-K AND OTHER MATTERS

Annual Report on Form 10-K and Other Matters
The Board of Directors is not aware of any other matters to be presented at the meeting. If any other business should properly come before the meeting, the proxy holders will vote according to their best judgment.
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 may be viewed and downloaded from investors.meritagehomes.com, may be requested via email through such website or may be requested telephonically at 480-515-8100. The Annual Report is not considered to be proxy solicitation material.
Upon request, the Company will provide by first class mail, to each stockholder of record on the record date, without charge, a copy of this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the required financial statements and financial statement schedules. Written requests for this information should be directed to: Corporate Secretary, Meritage Homes Corporation, 8800 East Raintree Drive, Suite 300, Scottsdale, AZ 85260.

61 MERITAGE HOMES | 2018 Proxy Statement

MERITAGE HOMES CORPORATION
Annual Meeting of Stockholders May 17, 2018
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The shareholder(s) signing below hereby appoint(s) Steven J. Hilton and C. Timothy White, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MERITAGE HOMES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of shareholders to be held at 8:30 AM, local time on May 17, 2018, at Meritage’s corporate office at 8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona 85260, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT, “FOR” EACH OF THE PROPOSALS 2, 3 AND 4 AND AT THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER(S) THAT PROPERLY COME BEFORE THE MEETING, OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
CONTINUED AND TO BE SIGNED ON REVERSE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ▲
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Stockholders to be held May 17, 2018. The Proxy Statement and our 2017 Annual
Report to Stockholders are available at: www.allianceproxy.com/meritagehomes/2018

1. Election of five Class I directors, each to hold office until our 2020 annual meeting.					2. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year.
		FOR	AGAINST	ABSTAIN	FOR ☐ AGAINST ☐ ABSTAIN ☐
01	Raymond Oppel	☐	☐	☐	3. Advisory vote to approve compensation of our Named Executive Officers ("Say on Pay").
02	Steven J. Hilton	☐	☐	☐	FOR ☐ AGAINST ☐ ABSTAIN ☐
03	Richard T. Burke Sr.	☐	☐	☐
04	Dana C. Bradford	☐	☐	☐	4. Approval of our 2018 Stock Incentive Plan.
05	Deb Henretta	☐	☐	☐	FOR ☐ AGAINST ☐ ABSTAIN ☐

NOTE: The conduct of any other business that may properly come before the meeting or any adjournment or postponement thereof.
I plan to attend the meeting ☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date:

Signature

Signature (if held jointly)
CONTROL NUMBER

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Phone:	Vote Your Proxy by Mail:
Go to www.AALvote.com/MTH	Call 1 (866) 804-9616
Have your proxy card available	Use any touch-tone telephone to	Mark, sign, and date your proxy
when you access the above	vote your proxy. Have your proxy	card, then detach it, and return it
website. Follow the prompts to	card available when you call.	in the postage-paid envelope
vote your shares.	Follow the voting instructions to	provided.
vote your shares.

APPENDIX A

MERITAGE HOMES CORPORATION
2018 STOCK INCENTIVE PLAN

EFFECTIVE DATE: May 17, 2018
Approved by Stockholders: May 17, 2018
TERMINATION DATE: May 17, 2028

SECTION 1
ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, EXPIRATION DATE

1.1ESTABLISHMENT. Meritage Homes Corporation (the “Company”) hereby establishes the Meritage Homes Corporation 2018 Stock Incentive Plan (the “Plan”). Except as provided in Section 5.1, the establishment of this Plan is not intended to have any effect on the Meritage Homes Corporation Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”) or any Prior Plan and awards may after the Effective Date continue to be granted under the 2006 Plan and the Prior Plans, in accordance with their terms. The 2006 Plan and all Prior Plans shall remain in effect until all awards granted under such Prior Plans have been vested, exercised, forfeited, cancelled, expired or otherwise terminated in accordance with their terms.
1.2PURPOSE. The purpose of the Plan is to enhance and promote the success of the Company by linking the personal interests of the members of the Board, employees, officers, executives, consultants and advisors to those of the Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Board members, employees, officers, executives, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. To further these objectives, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards and Restricted Stock Unit Awards.
1.3EFFECTIVE DATE. The Plan will become effective on the date it is approved by the stockholders at the Company’s 2018 Annual Meeting (the “Effective Date”).
1.4EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after, the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

SECTION 2
GLOSSARY; CONSTRUCTION

2.1GLOSSARY. When a word or phrase appears in this Plan document with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in Section 1 or in the attached Glossary, which is incorporated into and is part of the Plan. All of these key terms are listed in the Glossary. Whenever these key terms are used, they will be given the defined meaning unless a clearly different meaning is required by the context.
2.2CONSTRUCTION. The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect.

SECTION 3
ELIGIBILITY AND PARTICIPATION

3.1.GENERAL ELIGIBILITY. Persons eligible to participate in this Plan include all employees, officers, and Non-Employee Directors of, and Consultants to, the Company or any Subsidiary. Awards may also be granted to prospective employees or Non-Employee Directors but no portion of any such Award will vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or its Subsidiaries.
3.2.ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award.
3.3.FOREIGN PARTICIPANTS. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained set forth in Section 5.

SECTION 4
ADMINISTRATION

4.1.GENERAL. The Plan shall be administered by the Executive Compensation Committee or, with respect to individuals who are Non-Employee Directors, the Board. All references in the Plan to the “Committee” shall refer to the Committee or Board, as applicable. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent registered public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations as it may deem necessary or advisable to administer the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.
4.2.COMMITTEE RESPONSIBILITIES. Subject to the provisions of the Plan, the Committee shall have the authority to: (a) designate the Participants who are entitled to receive Awards under the Plan; (b) determine the types of Awards and the times when Awards will be granted; (c) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate; (d) determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price or base value, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not take any action or fail to take any action with respect to the operation of the Plan that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code; (e) determine whether, to what extent, and in what circumstances an Award may be settled in, or the exercise price or purchase price of an Award may be paid in cash, Stock, or other Awards, or other property, or whether an Award may be cancelled, forfeited, exchanged or surrendered; (f) prescribe the form of each Award Agreement, which need not be the same for each Participant; (g) decide all other matters that must be determined in connection with an Award; (h) interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement; and (i) make all other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan, including, without limitation, establishing, adopting, or revising any rules and regulations as it may deem necessary or advisable to administer the Plan. The Committee shall also have the authority to modify existing Awards to the extent that such modification is within the power and authority of the Committee as set forth in the Plan. The foregoing list of powers is not intended to be complete or exclusive and, to the extent not contrary to the express provisions of the Plan, the Committee shall have such powers, whether or not expressly set forth in this Plan, that it may determine necessary or appropriate to administer the Plan.
4.3.DECISIONS FINAL. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.
SECTION 5
SHARES AVAILABLE FOR GRANT

5.1.NUMBER OF SHARES. Subject to adjustment as provided in Section 10, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 1,250,000, plus the number of shares of Stock that were authorized but unissued under the 2006 Plan and all Prior Plans as of May 13, 2019. The shares of Stock delivered pursuant to any Award may consist, in whole or in part, of authorized but unissued Stock, treasury Stock not reserved for any other purposes, or Stock purchased on the open market.
5.2.SHARE COUNTING. The following rules shall apply solely for purposes of determining the number of shares of Stock available for grant under the Plan at any given time:

a.The number of shares of Stock reserved and available for grant pursuant to the Plan shall be reduced by one share of Stock for each one share issued in connection with Awards granted under the Plan (or by which the Award is valued by reference).
b.In the event any Award granted under the Plan after the Effective Date, or any award outstanding under any Prior Plan after May 13, 2019, is terminated, expired, forfeited, or cancelled for any reason (including, for the avoidance of doubt, any shares that were previously granted under any Prior Plan that terminate, expire, are forfeited or are cancelled after May 17, 2006 for any reason), the number of shares of Stock subject to such Award or Prior Plan award will again be available for grant under the Plan (i.e., any prior charge against the limit set forth in Section 5.1 shall be reversed).
c.If shares of Stock are not delivered in connection with an Award because the Award may only be settled in cash rather than in Stock, no shares of Stock shall be counted against the limit set forth in Section 5.1. If any Award may be settled in cash or Stock, the rules set forth in Section 5.2(b) shall apply until the Award is settled, at which time, if the Award is settled in cash, the underlying shares of Stock will be added back to the shares available for grant pursuant to Section 5.1.
d.The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares available for grant under Section 5.1 by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.
e.Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by a Participant to satisfy a tax withholding obligation arising in connection with any Award will not again become Stock available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option or SAR will not increase or replenish the number of shares available for grant under Section 5.1.
f.If the provisions of this Section 5.2 are inconsistent with the requirements of any regulations issued pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 5.2, but only as this Section 5.2 relates to Incentive Stock Options.
g.To the maximum extent permitted by applicable law and the NYSE listing standards (or the rules of any exchange on which the Stock is then listed), shares of Stock awarded in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant under Section 5.1.
h.The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for determining the number of shares of Stock that are available for grant under Section 5.1.
5.3.AWARD LIMITS. Notwithstanding any other provision in the Plan, and subject to adjustment as provided in Section 10:
a.The maximum number of shares of Stock that may be awarded as Incentive Stock Options under the Plan shall be 1,250,000.
b.The maximum number of shares of Stock that may be granted to any one Participant during any twelve (12) month period with respect to one or more Awards shall be 200,000.
c.The sum of the total cash compensation earned and paid and the aggregate grant date fair value (calculated as of the Date of Grant in accordance with applicable accounting rules) of shares subject to Awards granted to any one Participant who is a Non-Employee Director during any one twelve (12) month period shall not exceed $750,000. For the avoidance of doubt, if a Non-Employee Director serves the Company in more than one capacity during any twelve (12) month period, the total compensation limit described in this Section 5.3(c) shall only apply to the compensation paid for services performed as a Non-Employee Director. To the extent any Non-Employee Director compensation is deferred, it shall be counted toward this total compensation limit for the year in which the compensation was first earned or granted.
d.Notwithstanding the twelve (12) month minimum vesting period described in Section 12.7, the Committee shall have the authority to grant Awards that do not comply with the twelve (12) month minimum vesting requirement, provided, that, such Awards do not exceed five percent (5%) of the numeric limit set forth in Section 5.1.
5.4.FRACTIONAL SHARES. No fractional shares of Stock shall be issued pursuant to the Plan and, the Committee in the Award Agreement shall determine whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate. In the event of adjustment as provided in Section 10, the total number of shares of Stock subject to any affected Award shall always be a whole number by rounding any fractional share to the nearest whole share.

SECTION 6
STOCK OPTIONS

6.1.OPTIONS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Options to one or more Participants upon such terms and conditions and in such amounts, as shall be determined by the Committee; provided, however and except as otherwise provided in Section 12.7 of the Plan, the minimum vesting period for Options shall be twelve (12) months. Options are also subject to the following additional terms and conditions:
a.Exercise Price. No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Date of Grant.
b.Exercise of Option. Options shall be exercisable at such times and in such manner, and shall be subject to such restrictions or conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Unless otherwise provided in an Award Agreement, Options shall immediately lapse if a Participant’s employment is terminated for Cause. In addition, unless otherwise provided in an Award Agreement, if a Participant incurs a termination of employment on account of Disability or death before the Option lapses, the Option shall lapse, unless it is previously exercised, on the earlier of: (i) the scheduled termination date of the Option; or (ii) twelve (12) months after the date of the Participant’s termination of employment on account of death or Disability. Upon the Participant’s death or Disability, any Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Option or dies intestate, by the person or persons entitled to receive the Option pursuant to the applicable laws of descent and distribution.
c.Term of Option. Each Option shall expire at such time as determined by the Committee; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary the Date of Grant.
d.Payment. The exercise price for any Option shall be paid in cash or shares of Stock held for longer than six (6) months (through actual tender or by attestation). In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. The Committee, in consideration of applicable accounting standards and applicable law, may waive the six (6) month share holding period described in the first sentence of this paragraph (d) in the event payment of an Option is made through the tendering of shares.
e.Repricing of Options. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s stockholders, an Option may not be amended, modified or repriced to reduce the exercise price after the Date of Grant. Except as otherwise provided in Section 10 with respect to an adjustment in capitalization, an Option also may not be surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below the exercise price of the Option being surrendered or exchanged.
6.2.INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to Participants who are employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:
a.Exercise Price. Subject to Section 6.2(d), the exercise price per share of Stock pursuant to any Incentive Stock Option shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value of one share of Stock as of the Date of Grant.
b.Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:
i.The Incentive Stock Option shall lapse ten (10) years from the Date of Grant, unless an earlier time is set in the Award Agreement;
ii.The Incentive Stock Option shall lapse upon a termination of employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and
iii.If the Participant incurs a termination of employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (1) the scheduled termination date of the Option; or (2) twelve (12) months after the date of the Participant’s termination of employment on account of death or Disability. Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
c.Individual Dollar Limitation. The aggregate fair market value (determined as of the time an Award is made and calculated in accordance with Section 422 of the Code) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
d.Ten Percent Owners. An Incentive Stock Option may be granted to any individual who, at the Date of Grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Date of Grant and the Option is exercisable for no more than five (5) years from the Date of Grant.

e.Right to Exercise. Except as provided in Section 6.2(c)(iii), an Incentive Stock Option may be exercised only by the Participant during the Participant’s lifetime.
f.Limitation on Number of Shares Subject to Awards. Subject to adjustment as provided in Section 10, the maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be 1,250,000.

SECTION 7
STOCK APPRECIATION RIGHTS

7.1.STOCK APPRECIATION RIGHTS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to one or more Participants upon such terms and conditions and in such amounts, as shall be determined by the Committee; provided, however and except as otherwise provided in Section 12.7 of the Plan, the minimum vesting period for SARs shall be twelve (12) months. SARs are also subject to the following additional terms and conditions:
a.Base Value. No SAR shall be granted at a base value that is less than the Fair Market Value of one share of Stock on the Date of Grant.
b.Exercise of SARs. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall, in each instance approve, which need not be the same for all Participants.
c.Term of SARs. Each SAR shall expire at such time as determined by the Committee; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary the Date of Grant.
d.Payment of SAR Amount. Upon the exercise of a SAR, the Participant shall be entitled to receive the payment of an amount determined by multiplying: (i) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise, over the base value fixed by the Committee on the Date of Grant; by (ii) the number of shares with respect to which the SAR is exercised. Payment for SARs shall be made in the manner and at the time specified by the Committee in the Award Agreement. At the discretion of the Committee, the Award Agreement may provide for payment of SARs in cash, shares of Stock of equivalent value, or in a combination thereof.
e.Repricing of SARs. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s stockholders, a SAR may not be amended, modified or repriced to reduce the base value after the Date of Grant. Except as otherwise provided in Section 10 with respect to an adjustment in capitalization, a SAR also may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having a base value below the base value of the SAR being surrendered or exchanged.

SECTION 8
RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS

8.1.RESTRICTED STOCK AWARDS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Awards to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Restricted Stock Awards are also subject to the following additional terms and conditions:

a.Issuance and Restrictions. Restricted Stock Awards shall be subject to such conditions and/or restrictions as the Committee may impose (including, without limitation, limitations on transferability, the right to receive dividends, or the right to vote the Stock), which need not be the same for each grant or for each Participant; provided, however and except as otherwise provided in Section 12.7 of the Plan, the minimum vesting period for Restricted Stock Awards shall be: (i) twelve (12) months in the case of non-tenure Restricted Stock Awards (i.e., Restricted Stock Awards subject to performance vesting criteria); and (ii) pro rata over three (3) years in the case of tenure Restricted Stock Awards.  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as determined by the Committee. Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock Awards may not exercise voting rights with respect to the shares of Restricted Stock during the period of restriction.
b.Forfeiture. Except as otherwise provided in the Award Agreement or other written document such as an employment agreement or a change of control agreement, upon a termination of employment (or termination of service in the case of a Consultant or Non-Employee Director) during the applicable period of restriction, Restricted Stock Awards that are at that time subject to restrictions shall be forfeited.
c.Evidence of Ownership for Restricted Stock Awards. Restricted Stock Awards granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine, which may include an appropriate book entry credit on the books of the Company or a duly authorized transfer agent of the Company. If certificates representing shares of Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock Award, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
8.2.RESTRICTED STOCK UNIT AWARDS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Restricted Stock Unit Awards are also subject to the following additional terms and conditions:
a.Issuance and Restrictions. Restricted Stock Unit Awards grant a Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the fair market value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, which need not be the same for each grant or for each Participant; provided, however and except as otherwise provided in Section 12.7 of the Plan, the minimum vesting period for Restricted Stock Unit Awards shall be: (i) twelve (12) months in the case of non-tenure Restricted Stock Unit Awards (i.e., Restricted Stock Unit Awards subject to performance vesting criteria); and (ii) pro rata over three (3) years in the case of tenure Restricted Stock Unit Awards. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.
b.Forfeiture. Except as otherwise provided in the Award Agreement or other written document such as an employment agreement or a change of control agreement, upon a termination of employment (or termination of service in the case of a Consultant or Non-Employee Director) during the applicable period of restriction, Restricted Stock Unit Awards that are at that time subject to restrictions shall be forfeited.
c.Form and Timing of Payment. Payment for vested Restricted Stock Units shall be made in the manner and at the time designated by the Committee in the Award Agreement. In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof. As a general rule, the shares issued under any Restricted Stock Unit Award (or cash delivered pursuant to such Award) will be paid to the Participant in a single lump sum within 60 days following the date on which the Restricted Stock Units vests. Unless the related Award Agreement is structured to qualify for an exception to the requirements of Section 409A of the Code, such payment is intended to be made at a specified time or pursuant to a fixed schedule under Treasury Regulation Section 1.409A-3(a)(4). Subject to the six (6) month delay described in Section 16.11(b), the Restricted Stock Units that vest upon a Participant’s Separation from Service will be issued to the Participant within 60 days following the date of the Participant’s Separation from Service.
SECTION 9
PERFORMANCE SHARE AWARDS

9.1.PERFORMANCE SHARE AWARDS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Share Awards to one or more Participants upon such terms and conditions, restrictions and in such amounts, as shall be determined by the Committee; provided, however and except as otherwise provided in Section 12.7 of the Plan, the minimum vesting period for Performance Share Awards shall be: (i) twelve (12) months in the case of non-tenure Performance Share Awards (i.e., Performance Share Awards subject to performance vesting criteria); and (ii) pro rata over three (3) years in the case of tenure Performance Share Awards. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.
9.2.FORFEITURE. Except as otherwise provided in the Award Agreement or other written document such as an employment agreement or a change of control agreement, upon a termination of employment (or termination of service in the case of a Consultant or Non-Employee Director) during the applicable performance period, Performance Share Awards that have not yet vested based on the attainment of the applicable performance goals shall be forfeited.
9.3.FORM AND TIMING OF PAYMENT. Payment for vested Performance Share Awards shall be made in the manner and at the time designated by the Committee in the Award Agreement. In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof. As a general rule, the shares issued under any Performance Share Award (or cash delivered pursuant to such Award) will be paid to the Participant in a single lump sum within 60 days following the date on which the Performance Share Award vests.

SECTION 10
CHANGES IN CAPITAL STRUCTURE

10.1.SHARES AVAILABLE FOR GRANT. In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate the number of shares available for grant under Section 5.1, the number of shares of Stock subject to any Award, and any numeric limitation expressed in the Plan shall be appropriately adjusted by the Committee. Any action taken pursuant to this Section 10.1 shall be taken in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in accordance with the requirements of Section 424(a) of the Code.
10.2.OUTSTANDING AWARDS - INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award. Any action taken pursuant to this Section 10.2 shall be taken in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in accordance with the requirements of Section 424(a) of the Code.
10.3.OUTSTANDING AWARDS - CERTAIN MERGERS. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation. Any action taken pursuant to this Section 10.3 shall be taken in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in accordance with the requirements of Section 424(a) of the Code.
10.4.OUTSTANDING AWARDS - OTHER CHANGES. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Section 10, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent the dilution or enlargement of rights relating to Awards granted under the Plan. Any action taken pursuant to this Section 10.4 shall be taken in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in accordance with the requirements of Section 424(a) of the Code.
10.5.NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

SECTION 11
CHANGE OF CONTROL

11.1.TREATMENT OF AWARDS - ASSUMPTION/SUBSTITUTION. Except as otherwise provided in an Award Agreement or other written document such as an employment agreement or a change of control agreement, if a Change of Control occurs and Awards are converted, assumed, or replaced by a successor, the Committee shall have the discretion to cause all outstanding Awards to become fully exercisable and all restrictions on outstanding Awards to lapse.
11.2.TREATMENT OF AWARD - NO ASSUMPTION/SUBSTITUTION. Except as otherwise provided in an Award Agreement or other written document such as an employment agreement or a change of control agreement, if a Change of Control occurs and Awards are not converted, assumed, or replaced by a successor, all outstanding Awards shall automatically become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.
11.3.PARTICIPANT CONSENT NOT REQUIRED. Nothing in this Section 11 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change of Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Section 11 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board or Committee in connection with a Change of Control transaction.

SECTION 12
OTHER PROVISIONS APPLICABLE TO AWARDS

12.1.AWARD AGREEMENTS. All Awards shall be evidenced by an Award Agreement. The Award Agreement shall include such terms and provisions as the Committee determines appropriate including, without limitation, non-solicitation provisions, non-competition provisions, confidentiality provisions and other restrictive covenant provisions the Committee deems appropriate. The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee deems appropriate.
12.2.FORM OF PAYMENT. Subject to the provisions of this Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company or any Subsidiary on the grant, exercise, or settlement of any Award made be made in such form as determined by the Committee including, without limitation, cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined by rules adopted by the Committee.
12.3.LIMITS ON TRANSFER.
a.General. Except as provided in Section 6.1(f), Section 7.1(f), Section 12.3(b) or Section 12.4, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, to, or in favor of, any party other than the Company or a Subsidiary, until the expiration of any period during which any vesting or transfer restrictions are applicable to the Award as determined by the Committee.
b.Transfer to Family Members. The Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing Award) Awards which may be transferred by the Participant during his or her lifetime to any Family Member. Unless transfers for the Participant have been previously approved by the Committee, the transfer of an Award to a Family Member may only be affected by the Company at the written request of the Participant. In the event an Award is transferred pursuant to this Section 12.3(b), such transferred Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.
12.4.BENEFICIARIES. Notwithstanding Section 12.3(a), a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.
12.5.EVIDENCE OF OWNERSHIP. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates, make any book entry credits, or take any other action to evidence shares of Stock pursuant to the exercise of any Award, unless and until the Company has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the NYSE listing standards (or the rules of any exchange on which the Stock is then listed). All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the NYSE listing standards (or the rules of any exchange on which the Stock is then listed). If certificates representing shares of Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the applicable terms, conditions, and restrictions and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse. In addition to the terms and conditions provided herein, the Company may require that a Participant make such reasonable covenants, agreements, and representations as the Company, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
12.6.CLAWBACK. Every Award issued pursuant to this Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the NYSE pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. By accepting an Award, each Participant consents to the potential forfeiture or recovery of his or her Awards pursuant to applicable law, listing standard, and/or Company clawback policy, and agrees to be bound by and comply with the clawback policy and to return the full amount required by the clawback policy. As a condition to the receipt of any Award, a Participant may be required to execute any requested additional documents consenting to and agreeing to abide by the Company clawback policy as it may be amended from time to time.
12.7.MINIMUM VESTING REQUIREMENT. Subject to Section 5.3(d), no portion of any Award will vest prior to the twelve (12) month anniversary of the Date of Grant. Notwithstanding anything herein to the contrary, in an Award Agreement the Committee may include provisions calling for the accelerated vesting upon a Change of Control, the Participant’s death, Disability, “retirement,” “voluntary termination for good reason” or termination by the Company without Cause (as such terms are defined in the applicable Award Agreement).
12.8.DIVIDEND EQUIVALENTS. In the event an Award Agreement for any Award calls for the grant of dividend equivalents, such dividend equivalents shall be payable in accordance with the requirements of Section 409A or an exception thereto. With respect to any Award that vests based on the achievement of performance goals, in no event will any dividend equivalents vest or be paid prior to the vesting of the corresponding Award and such dividend equivalents shall only be paid to the Participant if and to the extent that the performance goals related to the corresponding Award are satisfied.

SECTION 13
AMENDMENT, MODIFICATION, AND TERMINATION

13.1.AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. With the approval of the Board, the Committee may at any time, and from time to time, terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or NYSE listing rule (or the rules of any exchange on which the Stock is then listed), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required; (b) except in the context of an adjustment described in Section 10, stockholder approval is required for any amendment to the Plan that: (i) increases the number of shares available under the Plan, (ii) permits the Committee to grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Date of Grant, (iii) permits the Committee to extend the exercise period for any Option or SAR beyond ten (10) years from the Date of Grant, (iv) reprices or reduces the exercise price or base value of any previously granted Options or SARs (or would be treated as a repricing under applicable NYSE Listing Rules (or the rules of any exchange on which the Stock is then listed)), (v) expands the types of Awards available for grant under the Plan; or (vi) expands the class of individuals eligible to participate in the Plan; and (c) no such action shall be taken that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code.
13.2.AWARDS PREVIOUSLY GRANTED. No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect in any material way the rights of the holder under any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award. Such consent shall not be required if the change: (a) is required by law or regulation; (b) does not adversely affect in any material way the rights of the holder; (c) is required to cause the benefits under the Plan to comply with the requirements of Section 409A of the Code; or (d) is made pursuant to any adjustment described in Section 10.

SECTION 14
TAX WITHHOLDING

The Company shall have the power to withhold, or require a Participant to remit to the Company, up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy federal, state, and local withholding tax requirements on any Award under the Plan. The Committee may permit the Participant to satisfy a tax withholding obligation by: (a) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant; (b) tendering previously-owned shares of Stock held by the Participant for six (6) months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant (which holding period may be waived in accordance with Section 6.1(d)); (c) a broker-assisted “cashless” transaction; or (d) personal check or other cash equivalent acceptable to the Company.

SECTION 15
INDEMNIFICATION

To the extent allowable pursuant to applicable law, each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his or her behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s Articles of Incorporation or Bylaws, resolution or agreement, as a matter of law, or otherwise, or pursuant to any other power the Company may have to indemnify them or hold them harmless.

SECTION 16
GENERAL PROVISIONS

16.1.NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Award and neither the Company nor the Committee is obligated to treat Participants and other persons uniformly.
16.2.NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.
16.3.NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.
16.4.UNFUNDED STATUS OF AWARDS. The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.
16.5.RELATIONSHIP TO OTHER BENEFITS. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.
16.6.EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

16.7.TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
16.8.SECURITIES LAW COMPLIANCE. With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.
16.9.GOVERNMENT AND OTHER REGULATIONS. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of the NYSE (or the rules of any exchange on which the Stock is then listed), and under any other blue sky or state securities law applicable to such Award.
16.10.GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland without regard to the conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Arizona with respect to matters relating to the Plan and the Award Agreements and agree not to raise or assert the defense that such forum is not convenient for such party.
16.11.SECTION 409A OF THE CODE.
a.General Compliance. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Unit Awards and Performance Share Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto.
b.Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the six (6) month period). Any amounts that would have been distributed during such six month period will be distributed on the day following the expiration of the six (6) month period.
c.Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

GLOSSARY

a.“2006 Plan” means the Meritage Homes Corporation Amended and Restated 2006 Stock Incentive Plan.
b.“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Restricted Stock Unit Award granted to a Participant under the Plan.
c.“Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award, regardless of whether the Participant’s signature or acknowledgement is required.
d.“Board” means the Company’s Board of Directors, as constituted from time to time.
e.“Cause” means any of the following: means and will exist in the following circumstances in which the Participant: (i) is convicted of a felony; (ii) engages in any fraudulent or other dishonest act to the detriment of the Company; (iii) fails to report for work on a regular basis, except for periods of authorized absence or bona fide illness; (iv) misappropriates trade secrets, customer lists, or other proprietary information belonging to the Company for his or her own benefit or for the benefit of a competitor; (v) engages in any willful misconduct designed to harm the Company or its stockholders; or (vi) fails to perform properly his or her assigned duties. The definition of “Cause” in this Plan shall be superseded by the definition of “Cause” in any applicable change of control agreement or employment agreement that a Participant has with the Company.
f.“CEO” means the Chief Executive Officer of the Company.
g.“Change of Control” means any of the following: (i) a sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities to any “Unrelated Person” or “Unrelated Persons” acting in concert with one another; (ii) a sale, transfer, or other disposition through a single transaction or a series of related transactions of all or substantially all of the assets of the Company to an Unrelated Person or Unrelated Persons acting in concert with one another; or (iii) any consolidation or merger of the Company with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least 50% of the combined voting power of the surviving corporation’s then outstanding securities. For purposes of this definition, the term “Person” shall mean and include any individual, partnership, joint venture, association, trust, corporation, or other entity (including a “group” as referred to in Section 13(d)(3) of the Exchange Act) and the term “Unrelated Person” shall mean and include any Person other than the Company, or an employee benefit plan of the Company
A “Change of Control” will not be deemed to have occurred for purposes of the Plan until the transaction (or series of transactions) that would otherwise be considered a “Change of Control” closes. The transfer of Stock or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change of Control” for purposes of this Plan. Notwithstanding the foregoing a “Change of Control” shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A of the Code unless such “Change of Control” constitutes a “change in control event” as defined in Section 409A of the Code and the regulations thereunder. The definition of “Change of Control” in this Plan shall be superseded by the definition of “Change of Control” in any applicable change of control agreement or employment agreement that a Participant has with the Company.
h.“Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.
i.“Committee” means the Committee identified in Section 4.1.
j.“Company” means Meritage Homes Corporation.
k.“Consultant” means a consultant or advisor that provides bona fide services to the Company or any Subsidiary as an independent contractor and not as an employee; provided, however that such person may become a Participant in the Plan only if the Consultant: (i) is a natural person; and (ii) does not provide services in connection with the offer or sale of the Company’s securities in a capital-raising transaction and does not promote or maintain a market for the Company’s securities..
l.“Date of Grant” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award will become effective.
m.“Disability” means that the Participant qualifies to receive long term disability payments under the Company’s long term disability insurance program, as it may be amended from time to time but, for purposes of any Incentive Stock Option, “Disability” shall have the meaning ascribed to it in Section 22(e)(3) of the Code. Except in the case of an Incentive Stock Option, the definition of “Disability” in this Plan shall be superseded by the definition of “Disability” in any applicable change of control agreement or employment agreement that a Participant has with the Company.
n.“Effective Date” means the date the Plan is approved by the stockholders at the Company’s 2018 Annual Meeting.
o.“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to a section of ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.
p.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. All references to the Exchange Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.
q.“Executive Compensation Committee” means the Executive Compensation Committee of the Board of Directors which, shall consist of at least two (2) individuals, each of whom qualify as a: (i) a Non-Employee Director; and (ii) “independent director” for purposes of the NYSE listing standards. The composition of the Executive Compensation Committee may change from time to time in recognition of, response to, or in anticipation of, changes in applicable laws, rules, or regulations, including, without limitation, the Code and the NYSE listing standards (or the rules of any exchange on which the Stock is then listed).
r.“Expiration Date” means the tenth (10th) anniversary of the Effective Date.
s.“Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported.

t.“Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.
u.“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
v.“Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.
w.“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
x.“Option” means a right granted to a Participant under Section 6, to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
y.“Participant” means a person who, as a member of the Board, or an employee, officer, or executive of, or Consultant to, the Company or any Subsidiary, has been granted an Award pursuant to the Plan.
z.“Performance Share Award” means a right granted to a Participant under Section 9, to receive cash or Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.
aa.“Plan” means this Meritage Homes Corporation 2018 Stock Incentive Plan, as amended from time to time.
bb.“Prior Plan” means the 2006 Plan, the Meritage Homes Corporation Stock Option Plan and any other similar plan adopted by the Company at any time in the past, which has not yet lapsed or expired.
cc.“Restricted Stock Award” means Stock granted to a Participant under Section 8 that is subject to certain restrictions and risk of forfeiture as determined by the Committee.
dd.“Restricted Stock Unit Award” means a right granted to a Participant under Section 8, to receive cash or Stock, the payment of which is subject to certain restrictions and risk of forfeiture as determined by the Committee.
ee.“Securities Act” means the Securities Act of 1933, as amended from time to time. All references to the Securities Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Securities Act.
ff.“Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code and shall have the meaning set forth in Section 409A. Whether a “Separation from Service” has occurred will be determined based on all of the facts and circumstances and in accordance with Section 409A of the Code. In the case of a Non-Employee Director, Separation from Service means that such member has ceased to be a member of the Board. Whether an independent contractor consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A‑1(h).
gg.“Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i).
hh.“Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Section 10.

ii.“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 7 to receive the appreciation on Stock.
jj.“Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.